                                                                     Exhibit 2.1



                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              KEY COMPONENTS, INC.,

                               ACTUANT CORPORATION

                                       AND

                    THE SHAREHOLDERS OF KEY COMPONENTS, INC.





                          DATED AS OF NOVEMBER 18, 2004







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                                                        TABLE OF CONTENTS

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ARTICLE I.         PURCHASE OF SHARES..........................................................................1
         1.1   Purchase and Sale of Shares.....................................................................1
         1.2   Payment of Option Debt..........................................................................2
         1.3   Change of Control Debt..........................................................................2
         1.4   Payments........................................................................................2
         1.5   Working Capital Adjustment......................................................................3

ARTICLE II.        REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.......................................4
         2.1   Organization and Qualification..................................................................4
         2.2   Capitalization..................................................................................5
         2.3   Authorization and Validity of Agreement.........................................................6
         2.4   Consents and Approvals..........................................................................6
         2.5   Noncontravention................................................................................6
         2.6   SEC Reports; Financial Statements...............................................................6
         2.7   Compliance......................................................................................8
         2.8   Absence of Certain Changes......................................................................8
         2.9   No Undisclosed Liabilities......................................................................8
         2.10  Litigation......................................................................................8
         2.11  Employee Benefit Matters........................................................................8
         2.12  Taxes..........................................................................................10
         2.13  Intellectual Property..........................................................................10
         2.14  Brokers and Finders............................................................................11
         2.15  Real Property..................................................................................11
         2.16  Environmental Matters..........................................................................12
         2.17  Labor Matters..................................................................................13
         2.18  Contracts......................................................................................14
         2.19  Licenses and Permits...........................................................................15
         2.20  Assets.........................................................................................15
         2.21  Insurance......................................................................................15
         2.22  Accounts Receivable............................................................................16
         2.23  Inventory......................................................................................16
         2.24  Internal Accounting Controls...................................................................16
         2.25  Related Parties................................................................................17
         2.26  Customers and Suppliers........................................................................17
         2.27  Full Disclosure................................................................................17
         2.28  No Other Representations or Warranties.........................................................17

ARTICLE IIA        REPRESENTATIONS AND WARRANTIES CONCERNING THE SHAREHOLDERS.................................18
         2A.1  Power..........................................................................................18
         2A.2  Authorization..................................................................................18
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         2A.3  Noncontravention...............................................................................18
         2A.4  Validity.......................................................................................18
         2A.5  Title..........................................................................................18
         2A.6  Brokers and Finders............................................................................19

ARTICLE III.       REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................19
         3.1   Organization and Qualification.................................................................19
         3.2   Authorization and Validity of Agreement........................................................19
         3.3   Consents and Approvals.........................................................................19
         3.4   Noncontravention...............................................................................19
         3.5   Financing......................................................................................19
         3.6   Brokers and Finders............................................................................20

ARTICLE IV.        COVENANTS..................................................................................20
         4.1   Conduct of the Business of the Company Pending the Closing.....................................20
         4.2   Access; Confidentiality........................................................................21
         4.3   Further Actions................................................................................22
         4.4   Public Announcements...........................................................................23
         4.5   HSR Act Compliance.............................................................................23
         4.6   D&O Insurance..................................................................................23
         4.7   Payment of Bonuses.............................................................................23
         4.8   Notification of Certain Matters................................................................23
         4.9   Exclusivity....................................................................................24
         4.10  Delivery of Information Regarding Shares to Purchaser..........................................24
         4.11  Litigation Assistance..........................................................................24
         4.12  Post-Closing Environmental Actions.............................................................24
         4.13  Shareholder Approval of Certain Benefit Arrangements...........................................25

ARTICLE V.         CLOSING....................................................................................25
         5.1   Conditions Precedent to Purchaser's Obligations................................................25
         5.2   Conditions Precedent to the Shareholders' Obligations..........................................26
         5.3   Closing........................................................................................27
         5.4   Deliveries by Shareholders.....................................................................27
         5.5   Deliveries by Purchaser........................................................................29

ARTICLE VI          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...............................30
         6.1   General........................................................................................30
         6.2   Survival.......................................................................................30
         6.3   Indemnification Covenants of Shareholders......................................................30
         6.4   Indemnification Covenants of Purchaser.........................................................31
         6.5   Special Environmental Indemnification..........................................................31
         6.6   Claims for Indemnification.....................................................................31
         6.7   Escrow.........................................................................................32
         6.8   Limitations on Liability.......................................................................33
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         6.10  Exclusive Remedy...............................................................................33
         6.11  Acknowledgement and Agreement..................................................................33

ARTICLE VII.       TERMINATION................................................................................34
         7.1   Termination....................................................................................34
         7.2   Effect of Termination..........................................................................35
         7.3   Fees and Expenses..............................................................................35

ARTICLE VIII.      SHAREHOLDERS' REPRESENTATIVE AND CONTROLLING SHAREHOLDERS..................................35
         8.1   Appointment; Acceptance........................................................................35
         8.2   Authority......................................................................................35
         8.3   Actions........................................................................................36
         8.4   Effectiveness..................................................................................37
         8.5   Reimbursement of Expenses of Shareholders' Representative......................................37
         8.6   Exculpation and Indemnification of Shareholders' Representative................................37
         8.7   Exculpation and Indemnification of the Controlling Shareholders................................37

ARTICLE IX.        DEFINITIONS................................................................................37
         9.1   Definitions....................................................................................37

ARTICLE X.         MISCELLANEOUS..............................................................................43
         10.1  Notices........................................................................................43
         10.2  Entire Agreement...............................................................................45
         10.3  Assignment; Binding Effect.....................................................................45
         10.4  Amendments and Modifications...................................................................45
         10.5  Waivers........................................................................................45
         10.6  Validity.......................................................................................45
         10.7  Captions.......................................................................................46
         10.8  Counterparts; Facsimiles.......................................................................46
         10.9  Governing Law..................................................................................46


Exhibits:

Exhibit A      Escrow Agreement
Exhibit B      Baseline Working Capital
Exhibit C      Form of Shareholder's Release
Exhibit D      Opinion of McDermott, Will & Emery
Exhibit E      Opinion of Sonnenschein Nath & Rosenthal
Exhibit F      Opinion of counsel to KEP VI, LLC and Kelso Investment
               Associates, VI, L.P.

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                                     -iii-

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 18, 2004, is entered into by and among Key Components, Inc., a New York corporation (the "COMPANY"), Actuant Corporation, a Wisconsin corporation (the "PURCHASER"), David Allen, August M. Boucher, David H. Bova, Dan Chapman, Coinvestment I, LLC, a Delaware limited liability company, Peter Deutsch, Bill Drake, Charles H. Dyson 1976 Trust, Charles H. Dyson 1968 Trust, John S. Dyson, Margaret Dyson 1968 Trust, Bruce Duncan, John Ekegren, U. Bertram Ellis, Jr., Phil Fram, Albert J. Hoppenjans, Kelso Investment Associates VI, L.P., a Delaware limited partnership, Louis and Patricia Kelso Trust, KEP VI, LLC, a Delaware limited liability company, Clay B. Lifflander, Clay B. Lifflander, as custodian under the New York U/G/M/A for Hudson Bennett Lifflander, Clay B. Lifflander, as custodian under the New York U/G/M/A for Olivia Lee Lifflander, Jonathan Louie, Magnetite Asset Investors, L.L.C., a Delaware limited liability company, William A. Marquard, John F. McGillicuddy, The Marty & Debra O'Donohue 2002 Trust, Created U/D/T Dated May 21, 2002, J. Marty O'Donohue, Michel Rapoport, Alan L. Rivera, David M. Roderick, John Rutledge IRA, George Scherer, George L. Shinn, John Tinghtella, Mark Vertanen (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"). Certain capitalized terms used herein are defined in Article VIII.

                                    RECITALS

         WHEREAS, on the date of this Agreement, the Shareholders collectively own all of the issued and outstanding shares of Common Stock and Preferred Stock of the Company;

         WHEREAS, immediately prior to the Closing Date, all of the outstanding Preferred Stock of the Company shall be converted into Common Stock;

         WHEREAS, prior to the Closing, all Stock Options and Exit Options shall have been terminated; and

         WHEREAS, on the Closing Date, the Purchaser desires to purchase all of the issued and outstanding shares of Common Stock (collectively, the "SHARES") from the Shareholders, and the Shareholders desire to sell the Shares to the Purchaser, upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties, covenants, and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                               PURCHASE OF SHARES

         1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, the Shareholders shall sell to the Purchaser (or its designated Affiliate), and the Purchaser (or its designated Affiliate) shall purchase from the Shareholders, all right, title and interest in and to all of the Shares, free and clear of all Encumbrances, which Shares will comprise all of the issued and outstanding equity interests in the Company as of the Closing. The aggregate purchase price payable by the Purchaser for all the Shares pursuant to this Section 1.l shall be Three Hundred and Sixteen Million Seven Hundred Thousand Dollars ($316,700,000) as adjusted pursuant to Sections 1.4 and 1.5 of this Agreement (the "Purchase Price").

         1.2 Payment of Option Debt. Each Stock Option (other than an Exit Option), whether or not vested or exercisable on the Closing Date, shall be cancelled in exchange for a cash payment made by the Purchaser on the Closing Date to the holder of such Stock Option in accordance with Section 1.4(f) of this Agreement (collectively, the "OPTION HOLDERS") in an amount equal to the product of (i) the amount, if any, by which the Share Price exceeds the Exercise Price of such Stock Option, multiplied by (ii) the number of shares subject to such Stock Option. Notwithstanding the foregoing, any Exit Option and any Stock Option that has an Exercise Price that equals or exceeds the Share Price shall be cancelled as of the Closing Date without payment of any consideration to the holder of such Exit Option or Stock Option. The aggregate amount payable by the Purchaser pursuant to this Section 1.2 with respect to all Stock Options shall be hereinafter referred to as the "OPTION DEBT". For purposes of this Section 1.2, "SHARE PRICE" shall be calculated by dividing (i) the Closing Payment plus $20,000,000 by (ii) the number of Shares.

         1.3 Change of Control Debt. The Executive Employees are entitled to receive payment upon the sale of the Shares on the Closing Date of an aggregate amount calculated as set forth in the Sale Bonus Agreements entered into by each of them with the Company (collectively, the "CHANGE OF CONTROL DEBT"). For purposes of this Section 1.3, the "EXECUTIVE EMPLOYEES" shall mean the following: Robert B. Kay, Keith McGowan, Ruzgar Barisik and Albert W. Weggeman.

         1.4 Payments. At the Closing, the Purchaser shall pay the Purchase Price in the following manner:

             (a) an amount equal to the Change of Control Debt will be deducted pursuant to Section 1.4(h) and such amount less amounts required to be withheld for tax purposes will be paid to the Executive Employees in accordance with the amounts set forth on Schedule 1.3 to be delivered by the Company not later than five (5) days prior to the Closing Date (the "CHANGE OF CONTROL DEBT PAYMENTS");

             (b) an amount (the "INDEBTEDNESS PAYMENTS") equal to the aggregate amount required to satisfy (including any prepayment penalty or premium and accrued interest) all Indebtedness of the Company (on a consolidated basis) as of the Closing Date (other than the 10.5% Notes) shall reduce the amount of the Closing Payment pursuant to subsection (h) below and the aggregate amounts of the indebtedness described in clauses (i) and (ii) of the definition thereof (the "DEBT PAYMENTS"), shall be paid to the holders of such Indebtedness.

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             (c) an amount equal to the principal and accrued interest on the
10.5% Notes as of the Closing Date plus $1,600,000 (the "OUTSTANDING NOTE BALANCE") shall reduce the Purchase Price and the amount of the Closing Payment pursuant to subsection (h) below;

             (d) $20,000,000 (the "ESCROW PAYMENT") shall be deposited in an escrow account pursuant to an Escrow Agreement substantially in the form of Exhibit A (the "ESCROW AGREEMENT"), to be executed and delivered at the Closing, which escrow account shall be established for the purpose of satisfying the Working Capital Adjustment and the Shareholders' indemnification obligations hereunder (the "ESCROW ACCOUNT");

             (e) the amount of the Commissions will be paid as directed in the Company Disclosure Schedule;

             (f) an amount equal to the Option Debt, less amounts required to be withheld for tax purposes, will be paid to the Option Holders;

             (g) an amount equal to the fees and expenses incurred by the Company in connection with this Agreement or the transactions contemplated hereby and unpaid as of the Closing as certified by the Chief Financial Officer of the Company in a certificate delivered not later than five (5) days prior to the Closing Date (the "UNPAID TRANSACTION FEES") shall reduce the Purchase Price and shall be paid at the Closing; and

             (h) an amount equal to the Purchase Price, as adjusted pursuant to
Section 1.5(a), but excluding adjustments in subsections (a) through (g) above, less (i) the amount of the Change of Control Debt, (ii) the amount of the Indebtedness Payments less the amount of cash of the Company (determined in accordance with GAAP) as of the close of business on the day immediately preceding the Closing Date (the "CLOSING CASH"), as estimated by the Company in a certificate delivered to Purchaser not less than five (5) days prior to the Closing, (iii) the amount of the Outstanding Note Balance, (iv) the Escrow Payment, (v) the amount of the Option Debt, (vi) the amount of the Unpaid Transaction Fees and (vii) the aggregate amount of the Commissions (the "CLOSING PAYMENT") shall be paid to the Shareholders in the relative "Closing Payment Percentages" set forth next to the name of each Shareholder on the written notice to be delivered pursuant to Section 4.10.

         All payments under this Section 1.4 shall be made in U.S. Dollars and be made by wire transfer of immediately available funds in accordance with wiring instructions to be given to the Purchaser by written notice not less than twenty-four hours prior to the time for payment specified herein.

         1.5 Working Capital Adjustment.

             (a) If, as of the Closing Date, there is a Working Capital Deficit based on the Company's reasonable good faith estimate of the Working Capital to be delivered not less than five (5) days prior to the Closing Date, there shall be a Purchase Price and Closing Payment adjustment in favor of the Purchaser equal to the estimated Working Capital Deficit.

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             (b) Within sixty (60) days after the Closing Date, Purchaser shall prepare and deliver to the Controlling Shareholders a balance sheet as of the Closing Date prepared in accordance with GAAP applied consistently for all periods and in accordance with the past accounting practices of the Company (the "CLOSING DATE BALANCE SHEET") and a statement setting forth Purchaser's calculation of the Working Capital as of the Closing Date based on the Closing Date Balance Sheet (the "WORKING CAPITAL STATEMENT"). If the Controlling Shareholders have any objections to the Closing Date Balance Sheet or Working Capital Statement prepared by Purchaser, they will deliver a detailed statement describing their objections to Purchaser within thirty (30) days after delivery of the Closing Date Balance Sheet and the Working Capital Statement. If the Controlling Shareholders fail to deliver a notice of objection within such thirty (30) day period, the Closing Date Balance Sheet shall become final and binding on all parties. The Controlling Shareholders and Purchaser will use reasonable best efforts to resolve any such disputes, but if a final resolution is not obtained within thirty (30) days after the Controlling Shareholders have submitted any objections, any remaining matters which are in dispute will be resolved by the Chicago, Illinois office of Deloitte and Touche LLP. Deloitte and Touche LLP will prepare and deliver a written report to both parties and will submit a proposed resolution of such unresolved disputes promptly, but in any event within thirty (30) days after the dispute is submitted to such accounting firm. Such accounting firm's determination of the Closing Date Balance Sheet and Working Capital Statement will be final and binding upon all parties. If such determination results in a Working Capital Deficit, then the entire amount (after adjustment to reflect any purchase price adjustment previously made under Section 1.5(a)) of the Working Capital Deficit shall be satisfied out of the Escrow Account; it being understood between the Shareholders and the Purchaser that Purchaser's sole recourse for such Working Capital Deficit is from the Escrow Account. The decision of Deloitte and Touche LLP shall be final and not subject to appeal. The fees and expenses of Deloitte and Touche LLP shall be equitably allocated by Deloitte and Touche LLP. Deloitte and Touche LLP shall also verify the Closing Cash and any adjustment thereto shall be either paid out of the Escrow Account or paid to the Shareholders (or set-off against any Working Capital Deficit).

                                  ARTICLE II.

              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Company hereby represents and warrants to the Purchaser that the statements contained in this Article II are correct and complete, except as set forth in the Company's Disclosure Schedule delivered to the Purchaser in connection with this Agreement (the "COMPANY DISCLOSURE SCHEDULE"). The Company Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

         2.1 Organization and Qualification. Each of the Company and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, which is set forth in the Company Disclosure Schedule, (b) has the requisite corporate or other power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the ownership, leasing or operation of its assets or the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company. True and complete copies of the Organizational Documents of the Company and its Subsidiaries have been made available to the Purchaser.

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         2.2 Capitalization. (a) The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, with a par value of $.001 (the "COMMON STOCK"), and 1,100,000 shares of Preferred Stock, with a par value $.001 per share (the "PREFERRED STOCK"). The issued capital stock of the Company consists of only: (i) 382,001.74 shares of Common Stock, all of which are outstanding and (ii) 918,065.24 shares of Preferred Stock all of which are outstanding. All outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, have been issued without violation of any preemptive or other right to purchase, and are held of record by the Shareholders as set forth in the Company Disclosure Schedule. There are no outstanding subscriptions, options, warrants, calls, rights, convertible or exchangeable securities, commitments or any other agreements to which the Company is a party or by which the Company is bound that obligate the Company to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional shares of capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares of capital stock of the Company or (ii) purchase, redeem or otherwise acquire any shares of capital stock of the Company. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company or any of its Subsidiaries issued and outstanding. There are no authorized or outstanding share appreciation, phantom share, profit participation or similar rights with respect to the Company. The Company Disclosure Schedule sets forth the exercise price of each of the Stock Options and Exit Options (the "EXERCISE PRICE").

             (b) The Company owns, directly or indirectly, all of the outstanding shares of capital stock or other equity interests in each of its Subsidiaries, which Subsidiaries are listed in the Company Disclosure Schedule. The Company Disclosure Schedule lists the shareholders (or with respect to those Subsidiaries that are not corporations, equity holders) of the Company's Subsidiaries other than the Company and such other shareholders' (or equity holders') holdings in such Subsidiaries. Each of the outstanding shares of capital stock of or other equity interest in each of the Company's Subsidiaries has been duly authorized, validly issued, fully paid and nonassessable and has been issued without violation of any preemptive or other right to purchase. Each outstanding share of or other equity interest in the Company's Subsidiaries owned by the Company is free and clear of all Encumbrances. There are no outstanding subscriptions, options, warrants, calls, rights, convertible or exchangeable securities, commitments or any other agreements to which any of the Company's Subsidiaries is a party or by which it is bound that obligate the Subsidiary to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional capital stock or other equity interest of the Subsidiary or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such capital stock or other equity interest or (ii) purchase, redeem or otherwise acquire any capital stock or other equity interest of the Subsidiary. There are no authorized or outstanding share appreciation, phantom share, profit participation or similar rights with respect to any Subsidiary.

             (c) The Company does not own, directly or indirectly, any equity interest or investment in any Person (other than investments in short term investment securities). The Company is not subject to any agreement or requirement to provide funds for, or to make any investment (in the form of a loan, capital contribution or otherwise) in any person.

             (d) There are no voting trusts or shareholder agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

         2.3 Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The Board of Directors has duly authorized this Agreement and the transactions contemplated hereby, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding obligation of the Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.4 Consents and Approvals. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the change in control of the Company as of the Closing, will require on the part of the Company or any of its Subsidiaries any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT").

         2.5 Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) conflict with or violate the Organizational Documents of the Company or any of its Subsidiaries, (b) conflict with any provision of, result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any Encumbrance on any assets or properties of the Company or any of its Subsidiaries, impair any rights, or give rise to any right to damage, penalty or payment, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties are bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective assets or properties. Kelso has exercised its Drag Along Rights (as defined in the Shareholders Agreement) under the Shareholders Agreement.

         2.6 SEC Reports; Financial Statements. (a) Since January 1, 2001, the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, the Securities Act and the SEC's rules and regulations promulgated thereunder (collectively, the "COMPANY SEC DOCUMENTS"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (or, if amended, at the time of such amended filing), or in the case of registration statements on their respective effective dates, (i) conformed in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations promulgated thereunder and (ii) did not at the time filed (or, if amended, at the time of such amended filing and, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

             (b) Each of the consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents conformed at the time filed in all material respects with applicable accounting requirements and with the applicable rules and regulations of the SEC, have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes) the financial position of the Company and its Subsidiaries as of the dates thereof and the results of the Company's and its Subsidiaries' operations and cash flows for the periods presented therein.

             (c) The Purchaser has been provided a separate unaudited consolidated balance sheet and statement of income, changes in shareholders' equity and cash flow for the Company for the nine month period ended September 30, 2004 prepared by Chief Financial Officer of the Company (the "INTERIM FINANCIAL STATEMENTS"). The Interim Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the date thereof and the results of the Company's and its Subsidiaries' operations and cash flows for the period presented therein (subject to normal year-end adjustments and the absence of footnotes).

             (d) The books, records and accounts of the Company and its Subsidiaries fairly reflect in all material respects the activities and transactions of the Company and its Subsidiaries, respectively.

             (e) Neither the Company nor any Subsidiary has committed any act of bankruptcy, is insolvent, has proposed a compromise or arrangement to its creditors generally, has had any petition for a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed to any part of its assets, or has had any debtor take possession of any of its property.

             (f) All of the Company's existing Indebtedness is described in the Company Disclosure Schedule.

         2.7 Compliance. Each of the Company and its Subsidiaries has complied with all of the terms, conditions and provisions of (a) its Organizational Documents, (b) the KCI Contracts, and (c) all statutes, laws, ordinances, rules, regulations, codes, judgments, decrees, orders or other governmental authorizations of any federal, state, local, supra-national (e.g., the European Union) or foreign government and agency thereof, applicable to the Company or any of its Subsidiaries.

         2.8 Absence of Certain Changes. Since December 31, 2003, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been (a) any Material Adverse Effect on the Company or (b) the occurrence of any event, or the taking of any action, described in Section 4.1.

         2.9 No Undisclosed Liabilities. Except (i) as reflected on the balance sheet included in the Interim Financial Statements or (ii) for liabilities incurred in the ordinary course of business, after September 30, 2004, the Company and its Subsidiaries have no liabilities that would be required to be reflected in or reserved against in a consolidated balance sheet of the Company prepared in accordance with GAAP.

         2.10 Litigation. Neither the Company nor any of its Subsidiaries is a party to any claim, action, proceeding, arbitration or governmental investigation nor, to the Knowledge of the Company, is any such threatened against the Company or any of its Subsidiaries. None of the Company, its Subsidiaries, nor any of their respective assets is subject to any outstanding and unsatisfied order, writ, judgment, injunction or decree.

         2.11 Employee Benefit Matters. (a) All employee benefit, bonus or severance plans and other benefit arrangements and agreements covering current or former directors, employees, officers, independent contractors, agents or consultants (collectively, "EMPLOYEES") of the Company or its Subsidiaries are listed in the Company Disclosure Schedule (the "COMPANY BENEFIT PLANS"). The Company has made available to the Purchaser prior to the Closing true and complete copies of all documents, if any, embodying each Company Benefit Plan, including all amendments thereto and written interpretations thereof; the three most recent annual reports (Form 5500 Series with applicable schedules), if applicable, filed with respect to each Company Benefit Plan; the most recent summary plan description, if applicable, with respect to each Company Benefit Plan; the most recent favorable determination letter from the IRS, if applicable, with respect to each Company Benefit Plan; and all material communications, if any, to any Employee relating to each Company Benefit Plan.

             (b) The Company Benefit Plans comply with the applicable requirements of applicable law, ERISA and the Code. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code meets the requirements for qualification under the Code and the regulations thereunder and has received a determination letter from the IRS stating that it is so qualified and no such determination letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened. Nothing has occurred or is expected to occur that would adversely affect the qualified status of such plan subsequent to the issuance of such determination letter.

             (c) No Company Benefit Plan is covered by any defined benefit pension plan subject to Title IV of ERISA. Neither the Company nor its Subsidiaries nor any entity under "common control" with the Company or its Subsidiaries within the meaning of Section 4001 of ERISA has at any time contributed to, or been required to contribute to, any defined benefit pension plan subject to Title IV of ERISA).

             (d) Neither the Company nor any of its Subsidiaries has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA with respect to any Company Benefit Plan. All premiums required by any Company Benefit Plan have been paid thereunder, all outstanding indebtedness for services performed or accrued vacation, holiday pay, earned commissions, accrued bonuses or other benefits owed to any Employees have been paid when due or accrued on the books of the Company; all contributions due to and payments from, the Company Benefit Plans that may have been required to be made have been made. The Company and its Subsidiaries have performed all obligations required to be performed under each Company Benefit Plan. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending, nor threatened, claims, investigations, suits or proceedings against or otherwise involving any of the Company Benefit Plans, to the Knowledge of the Company.

             (e) Neither the Company nor its Subsidiaries nor any entity under "common control" with the Company has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001
(a)(3) of ERISA) or any plan described in Section 4063(a) of ERISA.

             (f) Neither the Company nor any of its Subsidiaries maintains or contributes to any employee benefit plan that provides, or has any liability to provide, life insurance, medical or other employee welfare benefits (other than severance and accrued vacation and holiday pay) to any Employee upon his or her retirement or termination of employment, except as may be required by statute. Each "group health plan" within the meaning of Section 4980B(g)(2) of the Code maintained by the Company or any of its Subsidiaries or any entity under "common control" with the Company or its Subsidiaries has been administered in good faith in compliance with the continuation coverage requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), as set forth at Section 4980B of the Code and any regulations promulgated thereunder.

             (g) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or when taken together with any additional or subsequent events) constitute an event under any Company Benefit Plan that will or may result in any payment, upon a change in control or otherwise, whether of severance, accrued vacation, or otherwise, acceleration, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No payment or benefit which will or may be made by the Company, its Subsidiaries, the Purchaser or any of its Affiliates with respect to any Employee as a result of the transactions contemplated hereby will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

             (h) All foreign employee benefit plans comply in all material respects with all applicable law, and the Company and its Subsidiaries have performed all material obligations with respect to such plans and have obtained all necessary approvals from governmental agencies to ensure beneficial tax treatment and otherwise.

         2.12 Taxes. The Company and each of its Subsidiaries (a) have filed all federal, state and foreign Tax Returns required to be filed by the Company or any of its Subsidiaries prior to the date of this Agreement, within the times and the manner prescribed by law or regulation, and will file all Tax Returns that are required to be filed on or after the date hereof and on or before the Closing Date, and all such returns are and will be true, correct and complete,
(b) have paid or accrued all Taxes which are or may become payable, and (c) have "open" years for federal income Tax Returns only as set forth in the Company Disclosure Schedule. All Taxes owed by the Company and its Subsidiaries required to have been paid have been paid. There are no Encumbrances for Taxes on the assets of the Company or any of its Subsidiaries, and there is no pending, nor to the Knowledge of the Company any threatened, Tax audit, examination, refund litigation or adjustment in controversy. Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes. The Company has not filed a request with the IRS for changes in accounting methods within the last two years. Each of the Company and its Subsidiaries has duly and timely withheld all Taxes required to be withheld by it and such withheld Taxes have been either duly and timely paid to the proper taxing authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper taxing authority. There is no material dispute or claim concerning any Tax liability of any of the Company or any Subsidiary claimed by any authority.

         2.13 Intellectual Property. (a) The Company Disclosure Schedule contains a correct and complete list of (i) all patents issued to the Company or any Subsidiary and all pending patent applications by the Company or any Subsidiary, including for each such patent or patent application the serial or patent number, country, filing date and title, (ii) all registered trademarks of the Company or any Subsidiary and pending trademark applications by the Company or any Subsidiary, including, for each such trademark, the registration number, country, filing date, mark and class, (iii) all registered copyrights of the Company or any Subsidiary and copyright applications by the Company or any Subsidiary, including the registration number, country and filing date of each such copyright registration and (iv) all unregistered service marks, trade names and brand names and registered domain names used by the Company or any Subsidiary in conduct of its business ("INTELLECTUAL Property"). All annuity, maintenance, renewal and other fees in connection with any of the foregoing are current.

             (b) The Company Disclosure Schedule contains a true, correct and complete list of all material licenses, contracts and commitments (including, without limitation, confidentiality agreements) to which the Company or any Subsidiary is a party or otherwise subject relating to the Intellectual Property and other material intellectual property used in the conduct of the business of the Company or any of its Subsidiaries, including, without limitation, computer software, but excluding so-called shrink-wrap or click through licenses for computer software.

             (c) None of the Intellectual Property described in Sections 2.13
(a)(i), (ii) and (iii) ("REGISTERED INTELLECTUAL PROPERTY") is subject to any extensions, renewals, or fees due within ninety (90) days after Closing. With respect to the Registered Intellectual Property, (a) the Company is the sole and exclusive owner or has the right to use the Registered Intellectual Property;
(b) no action, suit, proceeding or investigation is pending or, to the Knowledge of the Company, threatened with respect to the Intellectual Property; (c) none of the Intellectual Property nor the operation of the Company interferes with, infringes upon, conflicts with or otherwise violates the rights of others or, to the Knowledge of the Company, is being interfered with or infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge; (d) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property; and (e) except to the extent implied in law, the Company has not agreed to indemnify any person for or against any infringement of or by the Registered Intellectual Property.

             (d) The Company has been taking reasonable precautions to protect the secrecy of, and to prevent disclosure to unauthorized parties of, all information in the nature of know-how, trade secrets or proprietary information which provides the Company with an advantage over competitors who do not know or use it, including formulae, patterns, molds, tooling, inventions, industrial models, processes, designs, devices, engineering data, cost data, compilations of information, copyrightable material and technical information, if any, of the Company. (the "TECHNICAL INFORMATION"). The Company has no Knowledge of any violation of any trade secret rights or copyrights with respect to such Technical Information.

         2.14 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for the Company, nor has the Company incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby, other than CIBC World Markets Corp., Millbrook Capital Management Corp. and Kelso & Company, the fees and expenses of which in the respective amounts set forth in the Company Disclosure Schedule (the "COMMISSIONS") shall be borne by the Company.

         2.15 Real Property. Except for Permitted Encumbrances, the Company and its Subsidiaries have good and marketable title interests to all real property owned by them ("OWNED REAL PROPERTY") or used in the conduct of their respective businesses as currently conducted ("LEASED REAL PROPERTY") or reflected in the Interim Financial Statement, free and clear of all Encumbrances. The buildings and other structures located on the Owned Real Property are in operational condition, consistent with the age and prior use of such buildings and structures, and are supplied with utilities and other services necessary for the operation of the business as currently conducted at such facilities. Except as set forth in the Company Disclosure Schedule, there are no persons in possession of, or having a right to possession of, any part of the Owned Real Property other than the Company or its Subsidiary, as the case may be; and the Company is not a party to any contract, agreement or commitment to sell, convey, assign, transfer, provide rights of first refusal or other similar rights or otherwise dispose of any portion of the Owned Real Property. The owners of fee simple title to the Owned Real Property are set forth in the Company Disclosure Schedule. Neither the Company nor any Subsidiary has received any notice of any special Tax, levy or assessment for benefits or betterments that affects the Owned Real Property, and no such special Taxes, levies or assessments are in existence, pending or, to the Knowledge of the Company, contemplated. There is no structural defect or deficiency in the condition of the Owned Real Property, or any portion thereof, that would materially adversely impair the use, occupancy or operation of the Owned Real Property. No materials have been furnished to the Owned Real Property or any portion thereof the cost of which has not been fully paid or accrued, which might give rise to the filing of a mechanic's, materialman's or other Liens against such property or any portion thereof. All buildings and structures located on the Owned Real Property are located completely within the boundary lines of the Owned Real Property, and no buildings, structures or other improvements or appurtenances thereto owned by others encroach onto or under the Owned Real Property. The Owned Real Property abuts on and has adequate direct vehicular access to a public road and there is no pending or, to the Knowledge of the Company, threatened, termination of such access.

         The Company Disclosure Schedule sets forth a list of all leases, subleases, licenses or similar agreements to which the Company or any Subsidiary is a party, which are for the use or occupancy of real estate owned by a third party and are used in the operation of the business of the Company or Subsidiary (the "REAL PROPERTY LEASES") (accurate copies of which have previously been furnished to Purchaser), in each case, setting forth: (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Real Property Leases; (ii) the street address or legal description of each property covered thereby; and (iii) a brief description (including approximate size and function) of the principal improvements and buildings thereon. Each Real Property Lease is legal, valid, binding, enforceable and in full force and effect against the Company or its Subsidiary, as the case may be, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and equitable principles. With respect to each parcel of Leased Real Property: (i) all improvements, buildings and systems on any such parcel are in operational condition, consistent with the age and prior use of such buildings and structures, and are supplied with utilities and other services necessary for the operation of the business as currently conducted at such facilities; (ii) neither the Company nor any Subsidiary has received any notice of any special Tax, levy or assessment for benefits or betterments that affect any such parcel and, to the Knowledge of the Company, no such special Taxes, levies or assessments are pending or contemplated; and (iii) each such parcel abuts on and has adequate direct vehicular access to a public road and there is no pending or, to the Knowledge of the Company, threatened termination of such access. None of the Permitted Encumbrances substantially interferes with the conduct of the business as currently conducted by the Company or any Subsidiary.

         2.16 Environmental Matters. (a) No written notice, notification, demand, complaint, penalty, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no action, claim, suit, legal proceeding or investigation or review is pending, or to the Knowledge of the Company, threatened by any Governmental Authority or any other Person with respect to any matters relating to the Company or any of its Subsidiaries, or any of their respective predecessors, and relating to or arising out of any Environmental Law or the Release of Hazardous Materials;

             (b) No property owned or leased by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective predecessors, currently or in the past, is listed on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

             (c) The Company and its Subsidiaries are in compliance with all Environmental Laws, have obtained all necessary Environmental Permits, and are in compliance with all Environmental Permits and such Environmental Permits are valid and in full force and effect and will not be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

             (d) To the Knowledge of the Company, there has been no written report regarding any environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of the Company or any of its Subsidiaries that is in the possession or control of the Company or any of its Subsidiaries or their legal counsel or advisors in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries which is not disclosed in the Company Disclosure Schedule.

             (e) There have been no Releases of Hazardous Material by the Company or its Subsidiaries or, to the Knowledge of the Company, by any Person on or under any of the Owned Real Property or Leased Real Property.

             (f) Neither the Company nor its Subsidiaries or, to the Knowledge of the Company, their respective predecessors have transported or disposed of, or arranged for the transportation or disposal of, any hazardous substances to any location (i) which is listed on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up, (ii) which is the subject of any federal, state or local enforcement action or other governmental or private investigation, or (iii) about which the Company has reason to expect to receive a potentially responsible party notice or similar letter under any Environmental Law.

         2.17 Labor Matters. To the Knowledge of the Company, no executive, key or significant group of employee(s) plans to terminate employment with either the Company or any of its Subsidiaries during the next twelve (12) months. The Company and its Subsidiaries (i) have been during the past five years and are in compliance with all applicable federal and state laws, rules and regulations in the jurisdictions where they operate, with respect to employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice and (ii) are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any its Subsidiaries (i) is a party, or is otherwise subject, to any collective bargaining agreement or other labor union contract applicable to its employees, or (ii) has experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three (3) years. To the Knowledge of the Company, there are no current activities or proceedings by a labor union or representative thereof to organize any employees of the Company or any Subsidiary. There are no pending negotiations between the Company and any Subsidiary and any labor union or representative thereof regarding any proposed changes to any existing collective bargaining agreement. Neither the Company nor any Subsidiary is obligated to provide more than ninety (90) days' notice prior to the termination of the employment of any employee nor is any employee entitled to severance payments in excess of ninety (90) days salary upon termination of employment. There is no current or unresolved material employment grievance brought by any employee of the Company or any Subsidiary and no material proceeding relating to employment by the Company or any Subsidiary is pending or, to the Knowledge of the Company, threatened and no claim related thereto has been asserted.

         2.18 Contracts. The Company Disclosure Schedule lists all written and oral contracts and other written agreements, arrangements and understandings ("CONTRACTS") to which any of the Company and its Subsidiaries is a party or is bound:

                 (i) where the performance of which will involve consideration in excess of $100,000;

                 (ii) which restrict the Company or any of its Subsidiaries from engaging in any line of business in any geographic area or competing with any person or entity or restricting the ability of the Company or any of its Subsidiaries from acquiring equity securities of any Person;

                 (iii) which are employment, engagement, consulting or severance contracts applicable to any employee, officer, director, consultant, stockholder, distributor, dealer or sales representative of any of the Company or a Subsidiary;

                 (iv) which are acquisition, disposition, joint venture or similar agreements (each, an "ACQUISITION OR DIVESTITURE AGREEMENT");

                 (v) which is an evidence of any Indebtedness;

                 (vi) which is an intercompany agreement, including without limitation, any tax sharing, expense sharing, employee leasing or other similar agreement;

                 (vii) which is a contract with any Governmental Authority;

                 (viii) which is a lease pursuant to which the Company leases
             (as lessor or lessee) any personal property in excess of $100,000;

                 (ix) which is an agreement, arrangement or program pursuant to which the Company has offered or made available to its customers (including its distributors) any volume discount, rebate or advertising or promotional credit or allowance;

                 (x) which is an agreement with a customer which provides for a rebate, lowest price guarantee or volume discount;

                 (xi) which is a guaranty under which the Company is a guarantor or otherwise responsible for any liability or obligation (including Indebtedness) of any other Person;

                 (xii) which is an outstanding power of attorney;

                 (xiii) which is an other agreement or commitment which is
             material to the Company or its business or operations; or

                 (xiv) which is a management, administrative services or data processing Contract (the Contracts in clause (i)-(xiv), each a "KCI CONTRACT" and collectively, the "KCI CONTRACTS").

         Except as set forth in the Company Disclosure Schedule, there are no continuing or contingent payment obligations under any Acquisition or Divestiture Agreement, and there are no outstanding indemnity claims under any Acquisition or Divestiture Agreement. The Company has made available to Purchaser a correct and complete copy of each of the KCI Contracts. With respect to each KCI Contract: (A) the KCI Contract is legal, binding, enforceable, and in full force and effect, subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; and (B) none of the Company and its Subsidiaries is, and to the Knowledge of the Company, no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default. Neither the Company nor any Subsidiary has received or given any written notice of an intention to cancel or terminate any KCI Contract.

         2.19 Licenses and Permits. The Company and each of its Subsidiaries are in compliance with and have obtained all licenses, certificates, permits, franchises and rights from all appropriate Governmental Authorities necessary for the conduct of their respective businesses and the use of their respective assets (collectively, the "LICENSES AND PERMITS") and such Licenses and Permits are in full force and effect.

         2.20 Assets. The Company and its Subsidiaries have good title to, or a valid leasehold interest in, all properties and assets reflected in the Interim Financial Statements (other than inventory disposed of in the ordinary course of business since September 30, 2004), free and clear of all Encumbrances. The assets currently owned or leased by the Company and owned and leased by its Subsidiaries constitute all of the assets used by the Company or the Subsidiary, as the case may be, and constitute all assets necessary to continue to operate the business of the Company and the Subsidiaries consistent with current practices and as presently contemplated to be conducted, are in reasonably good working condition, normal wear and tear excepted, and have been maintained in accordance with good business practices. None of the Shareholders owns any of the assets used in the operation of the business of either the Company or its Subsidiaries.

         2.21 Insurance. The Company and its Subsidiaries maintain policies of fire and other forms of insurance with respect to their businesses in such amounts and against such risks and losses as are customary for comparably sized companies engaged in businesses similar to the businesses of the Company and its Subsidiaries. The Company Disclosure Schedule sets forth an accurate and complete list of all binders, policies of insurance, self insurance programs and fidelity bonds of the Company and any Subsidiary for the past three years (including name of insurer, coverage, premium and expiration date). All insurance premiums have been paid in full. There are no pending or asserted claims against any insurance maintained by the Company or any Subsidiary as to which any insurer has denied liability or reserved rights, and there are no claims under any such insurance that have been disallowed or improperly filed within the last three years. The Company Disclosure Schedule sets forth the claims experience (both insured and self-insured) since January 1, 2001.

         2.22 Accounts Receivable. All Accounts Receivable are properly reflected on the Company's books and records in accordance with GAAP consistently applied and have been generated by bona fide sales in the ordinary course of business. The Company Disclosure Schedule includes an accounts receivable aging schedule as of a date within seven (7) days prior to the date hereof, and such schedule is correct and complete.

         2.23 Inventory. The inventory of the Company and its Subsidiaries is accounted for in accordance with GAAP consistently applied. Additionally, there are no blanket agreements with suppliers that require purchases for obsolete products or customers who are no longer active. The inventory of the Company and its Subsidiaries disposed of subsequent to the date of the most recent balance sheet included in the Interim Financial Statements has been disposed of only in the ordinary course of business.

         2.24 Internal Accounting Controls.

             (a) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (b) Since January 1, 2001 (i) none of the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or its Subsidiaries, has received or otherwise had or obtained knowledge of any written or material unwritten complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim of any type that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of its officers, directors, employees or agents to the Company or the board of directors or any committee thereof or to any director or officer of the Company.

         2.25 Related Parties.

             (a) The Company Disclosure Schedule sets forth each agreement between the Company, on the one hand, and any Shareholder or any Affiliate of the Company or any Shareholder, on the other hand.

             (b) Since December 31, 2003, no distributions or payments have been accrued on behalf of or made to any Shareholder or an Affiliate of any Shareholder, other than as set forth in the Company Disclosure Schedule.

         2.26 Customers and Suppliers. The Company Disclosure Schedule sets forth a list of the Company's ten (10) largest customers in terms of dollar volume of sales for the three (3) preceding fiscal years and for the current fiscal year to the date of the most recent balance sheet included in the Interim Financial Statements, showing the approximate total dollar amount of sales to each such customer during each such fiscal year. The Company Disclosure Schedule sets forth a list of the Company's ten (10) largest suppliers in terms of dollar volume of purchases for the three (3) preceding fiscal years showing the approximate total dollar amount of purchases from each supplier during each such fiscal year. To the Knowledge of the Company, no customer or supplier is intending to cease to do business or materially reduce their business with the Company after, or as a result of, the consummation of any transactions contemplated hereby and no customer or supplier is threatened with bankruptcy or insolvency.

         2.27 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement of Shareholders or the Company contained in any certificate, Exhibit, the Company Disclosure Schedule or other writing furnished to Purchaser by Shareholders or the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

         2.28 No Other Representations or Warranties. Notwithstanding anything contained in this Articles II and IIA or any other provision of this Agreement, it is the explicit understanding and intention of each party hereto that none of the Company, the Shareholders or any other Person is making any representation or warranty whatsoever to Purchaser, express or implied, other than those representations and warranties specifically set forth in this Agreement and the Company and the Shareholders hereby disclaim any such representation or warranty, whether by or on behalf of the Company or any of its officers, directors, employees, Shareholders or agents or representatives or any other Person. Without limiting the generality of the foregoing, it is understood that any projections or other predictions or other information contained or referred to in the offering memorandum distributed by CIBC World Markets Corp. or which otherwise may have been provided to the Purchaser in any other manner are not and shall not be deemed representations or warranties of the Company or any of the Shareholders. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections and other predictions, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other predictions received by it, and that the Purchaser shall have no claim against any party with respect thereto.

                                  ARTICLE IIA

           REPRESENTATIONS AND WARRANTIES CONCERNING THE SHAREHOLDERS

         Each of the Shareholders severally (and not jointly) represents and warrants to the Purchaser that the statements in this Article IIA are correct and complete as of the date of this Agreement (except for the conversion of the Preferred Stock immediately prior to the Closing Date) and will be correct and complete as of the Closing Date.

         2A.1 Power. The Shareholder has full power, legal right and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby.

         2A.2 Authorization. If the Shareholder is other than a natural person, the execution and delivery of this Agreement, and full performance hereunder, have been duly authorized by the board of directors and stockholders (if required by its Organizational Documents or otherwise) of the Shareholder (or in the case of any other form of entity, the governing body and owners (if required by its Organizational Documents or otherwise) of such entity), and no other or further corporate act on the part of the Shareholder is necessary therefor.

         2A.3 Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by the Shareholder will (i) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Shareholder or any of the Shareholder's assets or properties, (ii) if the Shareholder is a corporation or other form of entity, violate any provision of its Organizational Documents, or (iii) conflict with any provision of, result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any Encumbrance on any assets or properties of the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which the Shareholder is a party or by which the Shareholder's assets or properties are bound.

         2A.4 Validity. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes the legal, valid and binding obligation of the Purchaser, constitutes the legal, valid and binding obligation of Shareholder, enforceable against the Shareholder in accordance with its terms.

         2A.5 Title. The Shareholder holds of record and owns beneficially the number of shares of Common Stock and Preferred Stock set forth next to his, her or its name in Section 2.2(a) of the Company Disclosure Schedule, free and clear of any Encumbrances except for restrictions imposed by federal or state securities laws and regulations and except as disclosed in the Section 2A.5 of the Company Disclosure Schedule. Except as disclosed in Section 2.2(a) of the Company Disclosure Schedule, the Shareholder holds no other ownership interest in the Company and is not a party to any option, warrant, purchase right, or other contract or commitment relative to its equity interest in the Company, including any voting trust, proxy, or other agreement or understanding with respect to the voting of any of his/her or its shares of Shares.

         2A.6 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for the Shareholder, nor has the Shareholder incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby which will become the liability of the Purchaser.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents and warrants to the Shareholders and the Company as follows:

         3.1 Organization and Qualification. The Purchaser (a) is duly organized, validly existing and in good standing under the laws of Wisconsin, and (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         3.2 Authorization and Validity of Agreement. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement by the Purchaser, and no other corporate act on the part of the Purchaser is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming this Agreement constitutes the legal, valid and binding obligation of the Company and the Shareholders, constitutes the legal, valid and binding obligation of Purchaser, enforceable against the Purchaser in accordance with its terms.

         3.3 Consents and Approvals. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby will require on the part of Purchaser any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the HSR Act.

         3.4 Noncontravention. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby will (a) conflict with or violate the Organizational Documents of Purchaser (b) conflict with any provision of, result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Purchaser or any of its assets or properties.

         3.5 Financing. The Purchaser as of the Closing Date will have all of the cash that the Purchaser will need on the Closing Date to consummate the purchase of the Shares and the payment of the Option Debt, the Change of Control Debt, the Indebtedness Payments and all of its related fees and expenses.

         3.6 Brokers and Finders. The Purchaser has not incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby which will become the liability of the Shareholders.

                                   ARTICLE IV.

                                    COVENANTS

         4.1 Conduct of the Business of the Company Pending the Closing. Except as disclosed in Section 4.1 of the Company Disclosure Schedule, from the date hereof until the Closing Date, the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the ordinary course consistent with past practice, and except as otherwise required by applicable law, the Company shall not, and shall cause each of its Subsidiaries not to, without the prior consent of the Purchaser (which shall not be unreasonably withheld or delayed):

             (a) amend its Organizational Documents;

             (b) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of its capital stock (other than dividends by a Subsidiary to its parent), and not reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its Subsidiaries' capital stock (excluding, however, redemptions or repurchases of shares of capital stock of the Company or its Subsidiaries pursuant to the Shareholders Agreement);

             (c) issue, grant, sell or pledge or agree to or authorize the issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, the capital stock of the Company or any of its Subsidiaries other than shares of Common Stock issuable upon the exercise of Stock Options;

             (d) acquire, sell, transfer, lease or encumber any assets except in the ordinary course of business, consistent with past practices;

             (e) incur or modify any material Indebtedness or other material liability, other than in the ordinary course of business;

             (f) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization;

             (g) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its executive officers or directors, other than in the ordinary course of business;

             (h) except in the ordinary course of business or pursuant to obligations imposed by collective bargaining agreements, increase the compensation or benefits payable or to become payable to its directors, executive officers or employees, enter into any contract with or other binding commitment to any of its directors, executive officers, or other employees, with respect to any such increase, or enter into any severance agreement with any of its employees, and the Company shall not establish, adopt, enter into, or make any new grants or awards under or amend, any Company Benefit Plan, except as required by applicable law, including any obligation to engage in good faith collective bargaining, to maintain tax-qualified status or as may be required by any Company Benefit Plan as of the date hereof, nor fail to pay any compensation or commission or provide any employee benefit other than in the ordinary course of business, consistent with past practices.

             (i) enter into any material contract or agreement, modify, amend or terminate any of its material contracts or waive, release or assign, or permit to lapse, any material rights or claims, or make any payment, direct or indirect, of any material liability before the same becomes due and payable in accordance with its terms other than in the ordinary course of business, consistent with past practices;

             (j) take any action, other than in the ordinary course of business, with respect to accounting policies or procedures (including tax accounting policies and procedures), except as may be required by law or GAAP;

             (k) make any material tax election or permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to the Purchaser, except in the ordinary course of business; and

             (l) (i) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other Person, except in the ordinary course of business; or
(ii) make any material loans, advances or capital contributions to, or investments in, any other Person (other than to Subsidiaries of the Company), other than in the ordinary course of business;

             (m) cause a material change in investment policy or a material change in investment vehicles related to the assets in any pension plan, other than actions taken in the ordinary course of business or that are consistent with or required by its fiduciary duties;

             (n) materially change its methods of doing business, including changing its pricing practices, supplier payment practices, selling practices or collection practices;

             (o) authorize or enter into an agreement to do any of the foregoing.

         4.2 Access; Confidentiality. (a) From the date of this Agreement until the Closing Date, the Shareholders shall cause the Company and its Subsidiaries to, upon reasonable prior written notice to the Company (i) give the Purchaser and its authorized representatives access during normal business hours to its properties, books and records, customers, suppliers, employees and others doing business with the Company, provided, that the Purchaser and its authorized representatives shall not unreasonably interfere in the business and operations of the Company and its Subsidiaries, and (ii) furnish the Purchaser and its authorized representative with such financial and operating data and other information concerning the business and properties of the Company and the Subsidiaries as the Purchaser may from time to time reasonably request. Notwithstanding the foregoing sentence, the Purchaser agrees that it will not prior to the Closing conduct any invasive environmental investigations, study, audit or testing on any of the properties owned or leased by the Company or its Subsidiaries.

             (b) The Purchaser shall hold and treat all documents and information concerning the Company furnished to the Purchaser or its respective representatives in connection with the transactions contemplated by this Agreement confidential in accordance with the Confidentiality Agreement dated March 7, 2003, between the Company (or its representative) and Purchaser (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms, the Purchaser hereby adopting and agreeing to be bound by the terms thereof.

             (c) The Shareholders shall use their commercially reasonable efforts to cause the Company and its Subsidiaries and their respective officers to reasonably cooperate with Purchaser in connection with the financing necessary to consummate the transactions contemplated hereby, including by (i) providing direct contact between prospective lenders and the officers of the Company and its Subsidiaries and (ii) providing assistance in the preparation for, and participating in, meetings, due diligence sessions, road shows and similar presentations to and with, among others, prospective lenders, investors and rating agencies.

         4.3 Further Actions. (a) Upon the terms and subject to conditions of this Agreement and applicable law, each of the parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, to consummate and make effective the transactions contemplated by this Agreement, including such actions or things as any other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied. Without limiting the foregoing, the parties shall (and shall cause their respective Subsidiaries, and use commercially reasonable efforts to cause their respective Affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Authority or any other Person; (ii) providing all such information concerning such party, its Subsidiaries and its officers, directors, partners and Affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and (iii) in general, consummating and making effective the transactions contemplated hereby. Without limiting the generality of the foregoing, the Purchaser will promptly inform the Company of all material amendments, modifications and substitutions to the terms of the Financing, and will promptly respond to all inquires from the Shareholders regarding the status of the Financing. Prior to making any application to or filing with any Governmental Authority or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

         4.4 Public Announcements. Except as may be required by applicable law or the regulations of the SEC or the New York Stock Exchange, such parties will consult with one another prior to issuing any release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation.

         4.5 HSR Act Compliance. The Company and the Purchaser shall (a) as promptly as practicable after the date hereof, and in no event later than fifteen (15) days after the date hereof, make such filings required by the HSR Act with respect to the transactions contemplated hereby, (b) respond promptly to inquiries from the Department of Justice and the Federal Trade Commission in connection with such filings, (c) file or cause to be filed promptly as practicable with the Department of Justice and Federal Trade Commission any supplemental information that may be requested pursuant to the HSR Act, and (d) seek the earliest possible termination or waiver of the waiting period under such statute.

         4.6 D&O Insurance. (a) The Company shall not amend with retroactive effect to any period prior to the Closing Date the provisions in the Certificate of Incorporation and Bylaws of the Company providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted by law.

             (b) The Purchaser acknowledges that prior to the Closing the Company will purchase a six year extended reporting endorsement to its existing policies of directors' and officers' liability insurance and fiduciary liability insurance.

             (c) In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 4.6, proper provision shall be made so that the successors and assigns of the Company shall succeed to the obligations set forth in this Section 4.6 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

         4.7 Payment of Bonuses. The Purchaser will cause the Company to pay all bonuses to the employees of the Company and its Subsidiaries to the extent accrued and taken into account for purposes of the Working Capital adjustment under Section 1.5 of this Agreement in January, 2005 in accordance with the Company's bonus plan.

         4.8 Notification of Certain Matters. The Company and the Shareholders shall give prompt notice to the Purchaser and the Purchaser shall give prompt notice to the Company and the Shareholders, of (i) the occurrence, or non-occurrence of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at the Closing Date and (ii) any material failure of the Company, the Shareholders or the Purchaser, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder at or prior to the Closing Date; provided, however, that the delivery of any notice pursuant to this Section 4.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         4.9 Exclusivity. From the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement in accordance with Section 7.1, the Shareholders shall not (whether directly or indirectly through its representatives) and shall cause the Company and its Subsidiaries and their respective representatives not to, directly or indirectly, (x) solicit, initiate, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (y) participate or engage in any discussions or negotiations with, or disclose any non-public information or data relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, assist or participate in, or facilitate any effort or attempt by any Person to make or pursue, any Acquisition Proposal or (z) accept any Acquisition Proposal or enter into any Contract providing for or relating to an Acquisition Proposal or enter into any Contract requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. None of the Shareholders will enter into or vote or consent in favor of any Acquisition Proposal.

         4.10 Delivery of Information Regarding Shares to Purchaser. No later than ten (10) days prior to the Closing Date, the Company shall deliver to Purchaser a written notice specifying the total number of issued and outstanding shares of Common Stock as of the Closing Date, the number of shares of Common Stock that each Shareholder is the holder of as of the Closing Date and the Closing Payment Percentage for each of the Shareholders.

         4.11 Litigation Assistance. Alan L. Rivera and Clay Lifflander each agree reasonably to cooperate with the Company and the Purchaser in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired prior to the Closing Date, subject to the payment by the Company of all out-of-pocket expenses incurred by Messrs. Rivera and Lifflander in connection with providing such cooperation. Messrs. Rivera's and Lifflander's cooperation in connection with such claims and actions shall be at mutually convenient times and places which shall take into account Messrs. Rivera's and Lifflander's personal and professional commitments. Any obligation to cooperate and provide assistance under this Section shall be subject to any assertion by Messrs. Rivera and Lifflander of all applicable privileges.

         4.12 Post-Closing Environmental Actions.

             (a) Following the Closing until the third anniversary of the Closing Date, the Purchaser agrees it shall not permit, and shall cause the Company and its Subsidiaries not to permit, (i) any invasive environmental investigation, study, audit or testing to be conducted at, on or beneath any Owned Real Property and Leased Real Property, or (ii) any self-disclosure of environmental conditions to a Governmental Authority (collectively, "ENVIRONMENTAL ACTION"), except to the extent such Environmental Action (i) is required in good faith by a financing source of the Company as a condition to the receipt of such financing by the Company, (ii) is required by Environmental Law or (iii) is required in good faith by a financing source of a third party purchaser of such property as a condition to such purchase or (iv) is mutually agreed to in writing by the Controlling Shareholders and the Purchaser; provided, however, in the event of (i), (ii) or (iii) above, the Company shall notify the Controlling Shareholders prior to the commencement of any Environmental Action and shall provide the Controlling Shareholders with written notice (the "ENVIRONMENTAL ACTION NOTICE") describing in detail: (1) the specific Environmental Action to be taken; (2) the reasons for conducting such Environmental Action; (3) the property on which such Environmental Action will be conducted; and (4) the Person conducting the Environmental Action. If the Environmental Action is being conducted pursuant to or in connection with an investigation by or at the order or request of a Governmental Authority, the Purchaser shall provide to the Controlling Shareholders copies of all correspondence between the Governmental Authority and the Company relating to such Environmental Action. The Company and the Purchaser shall respond promptly to any requests for further information by the Controlling Shareholders regarding the proposed Environmental Action.

             (b) If the Purchaser or the Company fails to comply with this
Section 4.12, the Purchaser shall not be entitled to indemnification pursuant to
Article VI of this Agreement for any Losses or Environmental Liabilities arising out or in connection with any the Environmental Action to the extent such Losses are attributable to such failure.

         4.13 Shareholder Approval of Certain Benefit Arrangements. The Company shall prior to the Closing Date solicit a vote of its shareholders to approve pursuant to Section 280G of the Code all payments that absent such approval would be subject to Section 280(G)(a) of the Code.

                                   ARTICLE V.

                                     CLOSING

         5.1 Conditions Precedent to Purchaser's Obligations. Each and every obligation of the Purchaser to be performed on the Closing Date shall be subject to the satisfaction (or waiver) prior to or at the Closing of each of the following conditions:

             (a) No Breach. (i) Neither the Company nor any Shareholder shall have breached or failed in any material respect to comply with any of its obligations under this Agreement to be performed or complied with on or before the Closing Date and (ii) the representations and warranties of the Company and the Shareholders contained in this Agreement shall have been true and correct when made and (except for representations and warranties made as of a particular date which need only be true and correct as of such date) shall be true and correct as of the Closing Date as though made on and as of such date, except where the failure of any such representations and warranties to be true and correct would not have a Material Adverse Effect on the Company or materially adversely affect the ability of such party to perform its obligations under this Agreement.

             (b) No Injunctive Proceedings. No action, suit, or proceeding shall be pending or reasonably likely to be instituted before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Purchaser to consummate the transactions contemplated by this Agreement, or (iv) affect adversely the right of any of the Company or its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

             (c) Statutes; Consents. (i) No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Authority which prohibits the consummation of the transactions contemplated by this Agreement and (ii) all material consents, orders and approvals required for the consummation of the transactions contemplated by this Agreement, including those set forth on Schedule 5.1(c), shall have been obtained and shall be in effect on the Closing Date.

             (d) HSR Act Notification. In respect of notifications of the Purchaser and the Company pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

             (e) Material Adverse Effect. There shall have been no Material Adverse Effect on the Company and no event or occurrence which could reasonably be expected to have a Material Adverse Effect on the Company, since the date of this Agreement.

             (f) Termination of Options. All Stock Options and Exit Options shall have been terminated.

             (g) Payoff Letters. The Shareholders shall have delivered to Purchaser payoff and release letters with respect to all Indebtedness required to be paid at the Closing, together with UCC-3 termination statements with respect to all financing statements filed against the assets of the Company or its Subsidiaries and the stock of the Subsidiaries pledged as security therefor.

             (h) Termination of Qualifying Share Arrangements. The Company shall have caused to be delivered to the designee of the Purchaser all shares of Subsidiaries held by nominees of the Company or any Subsidiary.

             (i) Approval of Certain Benefits Arrangement. The Company shall have received the approval of the requisite percentage of its shareholders pursuant to Section 280G of the Code with respect to the payments referred to in
Section 4.13 of this Agreement.

         5.2 Conditions Precedent to the Shareholders' Obligations. Each and every obligation of the Shareholders to be performed on the Closing Date shall be subject to the satisfaction (or waiver) prior to or at the Closing of each of the following conditions:

             (a) No Breach. (i) The Purchaser shall not have breached or failed to in any material respect comply with any of its obligations under this Agreement to be performed or complied with on or before the Closing Date and
(ii) the representations or warranties of the Purchaser contained in this Agreement shall have been true and correct when made and (except for representations and warranties made as of a particular date which need only be true and correct as of such date) shall be true and correct as of the Closing Date as though made on and as of such date, except where the failure of any such representations and warranties to be true and correct would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by, or perform its obligations under, this Agreement.

             (b) No Injunctive Proceedings. No action, suit, or proceeding shall be pending or reasonably likely to be instituted before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Company or the Shareholders to consummate the transactions contemplated by this Agreement.

             (c) Statutes; Consents. (i) No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Authority which prohibits the consummation of the transactions contemplated by this Agreement and (ii) all material consents, orders and approvals of Governmental Authorities required for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in effect at the Closing Date except where the failure to obtain such consent, order or approval would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

             (d) HSR Act Notification. In respect of notifications of the Purchaser and the Company pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

         5.3 Closing. Subject to the satisfaction of the conditions to Closing set forth in Section 5.1 and Section 5.2, the closing of this transaction (the "CLOSING") shall take place at the offices of McDermott, Will & Emery 50 Rockefeller Plaza, New York, NY 10020, at 10:00 a.m. on December 31, 2004, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "CLOSING DATE."

         5.4 Deliveries by Shareholders. At the Closing, the Shareholders shall deliver or cause to be delivered to the Purchaser the following:

             (a) Stock Certificate(s). A stock certificate or certificates representing the Shares, duly endorsed for transfer or with duly executed stock powers attached.

             (b) Compliance Certificate from the Company. A certificate signed by an executive officer of the Company that

                 (i) each of the representations and warranties made by the Company in this Agreement is true and correct in all respects on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by the Purchaser and the representations and warranties made as of a particular date which need only be true and correct as of such date), except where the failure of any such representations and warranties to be true and correct would not have a Material Adverse Effect on the Company or materially adversely affect the ability of the Company to perform its obligations under this Agreement; and

                 (ii) it has in all material respects performed and complied with the Company's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

             (c) Compliance Certificate from the Shareholders. A certificate signed by the Shareholder Representative on behalf of each Employee Shareholder and each Shareholder other than the Employee Shareholders that:

                 (i) each of the representations and warranties made by such Shareholder in this Agreement is true and correct in all respects on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by the Purchaser and the representations and warranties made as of a particular date which need only be true and correct as of such date), except where the failure of any such representations and warranties to be true and correct would not have a Material Adverse Effect on the Company; and

                 (ii) that such Shareholder has in all material respects performed and complied with such Shareholder's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

             (d) Secretary's Certificate. A certificate of the secretary of the Company certifying (i) the Organizational Documents of the Company; (ii) the resolutions of the Board of Directors of the Company approving the transactions contemplated by this Agreement; and (iii) the names and offices of the individuals authorized on behalf of the Company to execute this Agreement.

             (e) Opinion of Counsel. Purchaser shall have received Shareholders' Legal Opinions.

             (f) Good Standing. Purchaser shall have received from the Shareholders evidence of the continued existence and good standing of the Company.

             (g) Escrow Agreement. The Controlling Shareholders' Representative (as identified in the Escrow Agreement) shall have executed and delivered the Escrow Agreement.

             (h) Termination of Certain Agreements. Purchaser shall have received from the Shareholders evidence that each of the Shareholders Agreement, Management Agreement and Advisory Agreement have been terminated.

             (i) Shareholder Releases. Purchaser shall have received releases from each of the Shareholders substantially in the form of Exhibit C.

             (j) Resignations. Purchaser shall have received resignations from the directors of the Company and each of its Subsidiaries.

             (k) Certificate of Closing Cash. Purchaser shall have received a certificate from the Chief Financial Officer of the Company certifying the cash of the Company as of the close of business on the day immediately preceding the Closing Date.

             (l) Termination of Certain Plans. Purchaser shall have received evidence from the Company that it has terminated any plan pursuant to which employees have any right to use bonuses to purchase shares or options of the Company.

             (m) Other Documents. Such other instruments and documents which Purchaser or its counsel may reasonably request not inconsistent with the provisions hereof.

         5.5 Deliveries by Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to Shareholders (or to such designee as designated by the Shareholder) the following:

             (a) Purchase Payment. The Purchaser shall deliver the Closing Payment.

             (b) Option Debt. The Purchaser shall deliver the Option Debt in accordance with Section 1.4(f) of this Agreement.

             (c) Change of Control Debt. The Purchaser shall deliver to the Executive Employees the Change of Control Debt in accordance with Section 1.4(a) of this Agreement.

             (d) Debt Payments. The Purchaser shall make the Debt Payments to the holders thereof in accordance with Section 1.4.

             (e) Compliance Certificate. A certificate signed by an executive officer of the Purchaser that:

                 (i) the representations and warranties made by the Purchaser in this Agreement are true and correct in all respects on and as of the Closing (except for any changes permitted by the terms of this Agreement or consented to in writing by the Company and the Shareholders Representative and the representations and warranties made as of a particular date which need only be true and correct as of such date), except where the failure of any such representations and warranties to be true and correct or the failure of performance of or compliance with such obligations would not materially adversely affect the ability of the Purchaser to perform its obligations under this Agreement; and

                 (ii) the Purchaser has in all material respects performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

             (f) Secretary's Certificate. A certificate of the secretary of the Purchaser certifying (i) the Organizational Documents of the Purchaser; (ii) the resolutions of the Board of Directors of the Purchaser authorizing the execution of this Agreement and the performance by the Purchaser of its obligations hereunder; and (iii) the names and offices of the individuals authorized on behalf of the Purchaser to execute this Agreement.

             (g) Opinion of Counsel. The Shareholders shall have received a legal opinion of McDermott, Will & Emery substantially in the form of Exhibit D.

             (h) Good Standing. The Shareholders shall have received from the Purchaser evidence of the continued existence and good standing of the Purchaser.

             (i) Escrow Agreement. The Purchaser shall have executed and delivered the Escrow Agreement.

             (j) Other Documents. Such other instruments and documents which the Company, the Shareholders or their counsel may reasonably request not inconsistent with the provisions hereof.

                                  ARTICLE VI.

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         6.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article VI. The party or parties seeking indemnification are sometimes referred to herein as the "INDEMNIFIED PARTY" and the party or parties against which indemnification is sought are sometimes referred to as the "INDEMNIFYING PARTY."

         6.2 Survival All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing Date until the second anniversary of the Closing Date, except for the representations and warranties of the Company contained in Sections 2.11 (Employee Benefit Matters),
2.12 (Taxes) and 2.16 (Environmental), which shall survive the Closing Date until the third anniversary of the Closing Date.

         6.3 Indemnification Covenants of Shareholders. (a) Provided the Purchaser makes written claim for indemnification under this Article VI within the survival period referred to in Section 6.2, the Shareholders shall, severally and not jointly, indemnify Purchaser for and hold Purchaser harmless from and against his or its Allocable Portion of any and all losses, damages, taxes, costs, expenses, liabilities, obligations, interest, penalties and reasonable attorneys' fees and disbursements, interest or penalties ("LOSSES") sustained or incurred by Purchaser as a result of, arising out of or incidental to:

                 (i) any breach or inaccuracy of any representation or warranty made by the Company to the Purchaser in this Agreement as of the date of this Agreement or as of the Closing Date or in any certificate or other document delivered by the Company or any Shareholder to Purchaser in connection with the transactions contemplated hereby or thereby; provided, however, in the case of the compliance certificate delivered by the Company pursuant to Section 5.4(b) of this Agreement, such certification is deemed to be made for purposes of this
Section 6.3(a) without regard to any qualification as to "Material Adverse Effect"; or

                 (ii) any failure of the Company or any Shareholder to comply with, or any breach or nonfulfillment of any covenant or agreement of the Company or any Shareholder set forth in this Agreement or in any certificate or other document delivered by the Company or any Shareholder to Purchaser in connection with the transactions contemplated hereby or thereby; provided, that this Section 6.3(a) shall not apply to any breach of any representation, warranty or covenant of a Shareholder contained in Article IIA.

             (b) Provided the Purchaser makes written claim for indemnification under this Article VI within the survival period referred to in Section 6.2, each Shareholder shall, severally and not jointly, indemnify Purchaser for, and hold Purchaser harmless from and against any and all Losses sustained or incurred by Purchaser as a result of, arising out of or incidental to any breach or inaccuracy of any representation or warranty made by such Shareholder to Purchaser in Article IIA.

References to Purchaser in this Section 6.3 and in Section 6.5 includes its shareholders and other Affiliates (including after the Closing, the Company and its Subsidiaries), officers, directors, agents, successors and assigns.

         6.4 Indemnification Covenants of Purchaser. Provided any Shareholder makes a written claim for indemnification under this Article VI within the survival period referred to in Section 6.2, Purchaser shall indemnify Shareholders for and hold Shareholders harmless from and against any and all Losses sustained or incurred by Shareholders as a result of, arising out of or incidental to:

             (a) any breach or inaccuracy of any representation or warranty made by Purchaser to Shareholders in this Agreement or in any certificate or other document delivered by Purchaser to Shareholders in connection with the transactions contemplated hereby or thereby; or

             (b) any failure of Purchaser to comply with, or any breach or nonfulfillment by Purchaser of, any covenant or agreement of Purchaser set forth in this Agreement or in any certificate or other document delivered by Purchaser to Shareholders in connection with the transactions contemplated hereby.

         References to Shareholders in this Section 6.4 includes Shareholders' agents and successors.

         6.5 Special Environmental Indemnification. Subject to Section 6.8 (Limitations on Liability) and Section 4.12 (Post Closing Environmental Actions) and provided the Purchaser makes a written claim for indemnification under this
Section 6.5 within three (3) years following the Closing Date, the Shareholders shall indemnify the Purchaser for and hold the Purchaser harmless from and against any and all Environmental Liabilities. Notwithstanding anything to the contrary stated in this Agreement, it is agreed by the Shareholders and the Purchaser that this Section 6.5 provides the exclusive remedy of the Purchaser in respect of Environmental Liabilities and that Purchaser shall have no claims under Section 6.3(a) in respect thereof, including claims for breaches of
Section 2.16 (Environmental Matters) that may give rise to Environmental Liabilities.

         6.6 Claims for Indemnification.

             (a) Promptly upon the Indemnified Party obtaining knowledge of any facts causing it to believe that it has a claim for indemnification against the Indemnifying Party hereunder, the Indemnified Party shall give written notice of such claim to the Indemnifying Party. Such written notice shall set forth in reasonable detail the nature and (to the extent then known) the amount of the claim. Notwithstanding the foregoing, the Indemnified Party's right of indemnification hereunder shall not be affected by its failure to give or by its delay in giving such notice unless, and then only to the extent that, the rights of the Indemnifying Party are materially prejudiced as a result of such failure or delay.

             (b) Any Indemnifying Party will have the right to assume the defense of any claim, suit, proceeding, action or assessment brought by any third party (hereinafter "THIRD PARTY CLAIM") with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

             (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 6.5(b) above,
(i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

             (d) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Section 6.5(b)above, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (ii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VI.

             (e) The parties shall cooperate with each other in connection with any Third Party Claim and provide each other with access to relevant personnel, books, records and other information in its possession.

         6.7 Escrow. Purchaser shall have recourse solely to the funds held pursuant to the Escrow Account in respect of the indemnification obligations of the Shareholders and any obligation to pay to the Purchaser a Working Capital Deficit pursuant to Section 1.5(b) or adjustment to the Closing Cash pursuant to
Section 1.5(b).

         6.8 Limitations on Liability.

             (a) With respect to any claims for indemnification under Section 6.3(a) and under Section 6.5 in respect of the Clyde Matter, the Binghamton Matter or the Lock Matter, the Purchaser shall not be entitled to indemnification therefor until the aggregate of Shareholders' indemnification obligations thereunder, determined without regard to this Section 6.8 or any indemnification obligation by Shareholders pursuant to Section 6.5 other than with respect to the Clyde Matter, Binghamton Matter or the Lock Matter, exceeds $1,000,000, and then only to the extent that such Losses exceed $1,000,000 (the "$1 MILLION INDEMNITY DEDUCTIBLE"). Notwithstanding the foregoing, the $1 Million Indemnity Deductible shall not apply to claims by Purchaser based on breaches of representations and warranties contained in Sections 2.11 (Employee Benefit Matters), 2.12 (Taxes) and Section 2A.5 (Title).

             (b) With respect to any claims for indemnification under Section
6.5 other than in connection with the Clyde Matter, Binghamton Matter or the Lock Matter, Purchaser shall not be entitled to indemnification until the aggregate of Shareholders' indemnification obligations thereunder (other than in respect of the Clyde Matter, Binghamton Matter or the Lock Matter), determined without regard to this Section 6.8, exceed $2,000,000, and then only to the extent that such Environmental Liabilities exceed $2,000,000; provided that Purchaser shall be entitled to only 50% of the indemnification otherwise available under Section 6.5 (other than in respect of the Clyde Matter, Binghamton Matter or the Lock Matter) to the extent the Environmental Liabilities exceed $2,000,000 up to $7,000,000; and provided, further, any such Environmental Liabilities exceeding $7,000,000 for which the Purchaser is entitled to indemnification under Section 6.5 shall be the sole obligation of the Shareholders.

             (c) Notwithstanding anything to the contrary stated in this Agreement, the aggregate liability of the Shareholders to the Purchaser pursuant to Article VI and with respect to any Working Capital Deficit due to the Purchaser under Section 1.5 (b) shall not exceed $20,000,000 (the "LIABILITY CAP") and the Purchaser's sole recourse in respect of the Shareholders' indemnification obligations hereunder shall be the funds held pursuant to the Escrow Agreement. For the avoidance of doubt, the Liability Cap shall not apply to the claims for indemnification by reason of the Shareholders' failure to comply with its obligations under Section 4.9 (Exclusivity) or if this Agreement is terminated by Purchaser pursuant to Section 7.1(d)(ii) (the "CAP EXCEPTIONS").

         6.9 Determination of Losses. The Purchaser and the Shareholders shall make appropriate adjustments for tax benefits and insurance coverage in determining Losses for purposes of this Article VI. All indemnification payments under this Article VI shall be deemed adjustments to the Purchase Price.

         6.10 Exclusive Remedy. The Purchaser acknowledges and agrees that the foregoing indemnification provisions in this Article VI shall be the exclusive remedy of the Purchaser following the Closing with respect to the transactions contemplated by this Agreement.

         6.11 Acknowledgement and Agreement. Without limiting the generality of
Section 6.10, the Purchaser understands and agrees that its right to indemnification under Section 6.5 for breach of the representations and warranties contained in Section 2.16 and for Environmental Liabilities shall constitute its sole and exclusive remedy against the Shareholders with respect to any environmental, health, or safety matter relating to the past, current or future facilities, properties or operations of the Company, its Subsidiaries, and all of their respective predecessors or Affiliates, including without limitation any such matter arising under any Environmental Laws. Aside from such right to indemnification, the Purchaser hereby waives any right, whether arising at law or in equity, to seek contribution, cost recovery, damages, or any other recourse or remedy from the Shareholders, and hereby releases the Shareholders from any claim, demand or liability, with respect to any such environmental, health, or safety matter (including without limitation any arising under any Environmental Laws and including without limitation any arising under CERCLA, any analogous state law, or the common law).

                                  ARTICLE VII.

                                   TERMINATION

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

             (a) by mutual written consent of the Company and the Purchaser;

             (b) by the Company or the Purchaser, if (i) any federal or state court of competent jurisdiction or other federal or state Governmental Authority shall have issued any judgment, injunction, order or decree prohibiting, enjoining or otherwise restraining the transactions contemplated by this Agreement and such judgment, injunction, order or decree shall have become final and nonappealable (provided, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used commercially reasonable efforts to remove such judgment, injunction, order or decree) or (ii) any statute, rule, regulation or executive order is promulgated or enacted by any federal or state Governmental Authority after the date of this Agreement which prohibits the consummation of the transactions contemplated by this Agreement shall be in effect;

             (c) by written notice to the Purchaser from the Company and the Shareholder Representative, if (i) the Closing shall not have occurred by March 31, 2005 or (ii) the Purchaser shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of the conditions set forth in Section 5.2 and
(B) either is not reasonably capable of being cured or, if it is reasonably capable of being cured, has not been cured within thirty (30) days after giving of written notice to the Purchaser of such breach or failure to perform.

             (d) by written notice to the Company and the Shareholders from the Purchaser, if (i) the Closing shall not have occurred by March 31, 2005 or (ii) the Company or the Shareholders shall have breached or failed to perform in any material respect any of its or their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(i) would give rise to the failure of the conditions set forth in Section 5.1 and (ii) either is not reasonably capable of being cured or, if it is reasonably capable of being cured, has not been cured within thirty (30) days after giving of written notice to the Company and the Shareholders of such breach or failure to perform.

         7.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement forthwith shall become void and of no further force or effect, and no party hereto (or any of its Affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder, except in any such case (a) as provided in Sections 4.2(b) (Confidentiality), 4.4 (Public Announcements), 7.3 (Fees and Expenses) and 7.4 (Remedies Upon Termination), which shall survive any such termination and (b) to the extent such termination results from the breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

         7.3 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall, subject to Sections 1.4 and 1.5, be borne by the party which incurs such cost or expense, and the liability for all applicable sales, transfer, recording, deed, stamp, gains and other similar taxes resulting from the consummation of the transactions contemplated hereby shall be paid by the Company.

                                 ARTICLE VIII.

            SHAREHOLDERS' REPRESENTATIVE AND CONTROLLING SHAREHOLDERS

         8.1 Appointment; Acceptance. By executing this Agreement, each of the Employee Shareholders hereby irrevocably constitutes and appoints the Shareholders' Representative or any assignee or successor thereof, acting individually as hereinafter provided, as his or her attorney-in-fact and agent to act in his or her name, place and stead in connection with all matters arising from and under this Agreement after the date of this Agreement, and agrees and acknowledges that such appointment is coupled with an interest. By executing this Agreement, the Shareholders' Representative hereby (i) accepts its appointment and authorization to act as the Shareholders' Representative and as attorney-in-fact and agent in accordance with the terms hereof and (ii) agrees to perform its obligations hereunder, and otherwise to comply with this
Article VIII.

         8.2 Authority. Each Employee Shareholder fully and completely, without restriction:

             (a) agrees to be bound by all notices received or given by, and all agreements and determinations made by, and all documents executed and delivered by the Shareholders' Representative under this Agreement after the date of this Agreement, including the compliance certificate as provided in Section 5.4(b) hereof;

             (b) agrees to take no action that would make such certificate inaccurate in any respect;

             (c) agrees to deliver his or her certificate with duly executed stock powers to the Shareholders' Representative and authorize the Shareholders' Representative to deliver the same to the Purchaser at Closing;

             (d) authorizes the Shareholders' Representative, after the Closing
Date:

                 (i) to assert claims, make demands and commence actions on behalf of the Shareholder and under this Agreement;

                 (ii) to dispute or to refrain from disputing any claim made by Shareholders,

                 (iii) to negotiate and compromise any dispute which may arise under, and exercise or refrain from exercising remedies available to the Shareholder under, this Agreement, and to sign any releases or other documents with respect to such dispute or remedy (and to bind the Shareholders in so doing),

                 (iv) to give such instructions and do such other things and refrain from doing such things as the Shareholders' Representative shall deem appropriate to carry out the provisions of this Agreement,

                 (v) to give any and all consents and notices under this Agreement, and

                 (vi) to perform all actions, exercise all powers, and fulfill all duties otherwise assigned to the Shareholders' Representative in this Agreement;

             (e) authorizes and directs the Shareholders' Representative to receive all payments under this Agreement payable to Employee Shareholders after the Closing Date on its behalf, to invest such funds pending their disbursement in such manner as the Shareholders' Representative in its sole discretion deems appropriate, and to disburse pro rata any payments due to the Employee Shareholders under this Agreement in accordance with the Shareholders' Representative instructions.

         8.3 Actions. Each of the Employee Shareholders hereby expressly acknowledges and agrees that the Shareholders' Representative has the sole and exclusive authority to act on his/her behalf in respect of all matters arising under or in connection with this Agreement after the date of this Agreement, notwithstanding any dispute or disagreement among them, and that no Employee Shareholder shall have any authority to act unilaterally or independently of Shareholders' Representative in respect to any such matter. Accordingly, the Purchaser and the Company shall be entitled to rely on any and all actions taken by the Shareholders' Representative under this Agreement without any liability to, or obligation to inquire of, any of the Employee Shareholders. The Purchaser, the Company and any other Person is hereby expressly authorized to rely on the genuineness of the signature of the Shareholders' Representative, and upon receipt of any writing which reasonably appears to have been signed by the Shareholders' Representative and may act upon the same without any further duty of inquiry as to the genuineness of the writing.

         8.4 Effectiveness. The authorizations of the Shareholders' Representative shall be irrevocable and effective until the Shareholders' Representative's rights and obligations under this Agreement terminate by virtue of the termination of all obligations of the Shareholders to the Purchaser and the Purchaser and to Shareholders under this Agreement.

         8.5 Reimbursement of Expenses of Shareholders' Representative. The Employee Shareholders agree to reimburse the Shareholders' Representative for any out-of-pocket costs and expenses it incurs in performing its services hereunder. The Employee +Shareholders shall share such reimbursement expense, pro rata.

         8.6 Exculpation and Indemnification of Shareholders' Representative. The Shareholders' Representative shall in no event be liable for any action or omission taken under or in connection with this Agreement, except for the Shareholders' Representative's gross negligence or willful misconduct. The Employee Shareholders shall severally indemnify and save harmless the Shareholders' Representative from and against any and all liability, including all expenses reasonably incurred in its defense and all costs and expenses reasonably incurred in enforcing its right to indemnification hereunder, to which the Shareholders' Representative shall be subject by reason of any action taken or omitted to be taken, except as may result from the Shareholders' Representative's gross negligence or willful misconduct; provided, however, that such indemnification shall not apply to any actions taken or omitted in the Shareholders' Representative's capacity as a shareholder. This Section 8.6 shall survive the termination of this Agreement.

         8.7 Exculpation and Indemnification of the Controlling Shareholders. The Controlling Shareholders shall in no event be liable to any Shareholder for any action or omission taken under Sections 1.5(b) or 4.12(a) of this Agreement or in the capacity of the Controlling Shareholders' Representative under the Escrow Agreement. The Shareholders shall severally indemnify and save harmless the Controlling Shareholders from and against any and all liability, including all expenses reasonably incurred in its defense and all costs and expenses reasonably incurred in enforcing its right to indemnification hereunder, to which the Controlling Shareholders shall be subject by reason of any action taken or omitted to be taken under Sections 1.5(b) or 4.12(a) of this Agreement or in the capacity of the Controlling Shareholders' Representative under the Escrow Agreement. This Section 8.7 shall survive the termination of this Agreement.

                                   ARTICLE IX.

                                   DEFINITIONS

         9.1 Definitions. The following terms, when used in this Agreement, shall have the following respective meanings:

             (a) "10.5% NOTES" means the 10.5% Senior Notes due 2008 issued by Key Components LLC and Key Components Finance Corp.

             (b) "1998 INCENTIVE PLAN" means the Key Components, Inc. 1998 Long-Term Incentive Plan.

             (c) "2000 INCENTIVE PLAN" means the Key Components, Inc. Stock Incentive Plan adopted by the Company in May, 2000.

             (d) "ADVISORY AGREEMENT" means the Advisory Agreement dated May 23, 2000, between Key Components, Inc. and Kelso and Company, L.P.

             (e) "AFFILIATES" shall have the meaning assigned to such term in
Section 12(b)-2 of the Exchange Act.

             (f) "ACQUISITION PROPOSAL" means any offer or proposal regarding a merger, consolidation, exchange, recapitalization, reclassification, liquidation, acquisition, purchase or other business combination involving the Company or any of its Subsidiaries or the acquisition or purchase of ten percent (10%) or more of any class of equity securities or significant assets of the Company or any of its Subsidiaries, or any tender offer (including self-tenders) or exchange offer or stock purchase (including any repurchase by the Company) that if consummated would result in any Person (other than the Company) beneficially owning ten percent (10%) or more of any class of equity securities of the Company or any of its Subsidiaries, or a substantial portion of the assets or properties.

             (g) "ALLOCABLE PORTION" means, with respect to any Shareholder, that percentage of the total number of Shares sold by all Shareholders hereunder which is sold by such Shareholder. The Allocable Portion is the same as the "Closing Payment Percentage" for each Shareholder.

             (h) "BASELINE WORKING CAPITAL" means $36,987,000 as calculated in the manner set forth on Exhibit B.

             (i) "BINGHAMTON MATTER" means any Environmental Liability incurred by the Company or any Subsidiary in connection with the release of Hazardous Materials at, under or from the property located at 11 Beckwith, Binghamton, New York.

             (j) "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1990, as amended.

             (k) "CLYDE MATTER" means any Environmental Liability incurred by the Company or any Subsidiary in connection with the waste disposal site 859015 located in the Village of Clyde.

             (l) "CODE" means the Internal Revenue Code of 1986, as amended.

             (m) "CONTROLLING SHAREHOLDERS" means the Shareholders owning, collectively, at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock and Preferred Stock (with each share of Preferred Stock equal to such number of shares of Common Stock into which such share Preferred Stock is then convertible).

             (n) "EMPLOYEE SHAREHOLDER" shall mean each of the following: [to include all employee shareholders who are not officers or directors].

             (o) "ENCUMBRANCE" and "ENCUMBRANCES" mean any and all mortgages, liens, security interests, claims, pledges, licenses, levies, easements, covenants, restrictions, rights-of-way, charges, leases, encroachments, title defects, assignments or any other restrictions or encumbrances, other than Permitted Encumbrances.

             (p) "ENVIRONMENTAL LAWS" means any current applicable federal, state, local or foreign law (including, without limitation, common law), statute, ordinance, code, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or legally binding governmental restriction or requirement, or any legally binding agreement with any governmental authority or other third party, relating to the environment or, protecting human health or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

             (q) "ENVIRONMENTAL LIABILITY" means the cost or expense arising out of or relating to any environmental condition or circumstance existing prior to or on the Closing Date on or in respect of any of the properties or facilities now or previously owned or leased by the Company or any of its Subsidiaries or predecessors, or any past or present use, transport, disposal or Release of any Hazardous Materials and all fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses and claims incurred by the Company or a Subsidiary related thereto.

             (r) "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities required by Environmental Laws regarding the business of the Company or any of its Subsidiaries.

             (s) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             (t) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

             (u) "EXIT OPTIONS" means any Stock Option that, by its terms, becomes exercisable solely upon a Change of Control of the Company (as defined in the 2000 Incentive Plan) if certain performance targets (as set forth in the stock option agreement between the Company and the holder of such Stock Options) are satisfied.

             (v) "HAZARDOUS MATERIALS" means any substance, chemical, compound, product, pollutant, contaminant or material that is classified or regulated as "hazardous" or "toxic" pursuant to any Environmental Law, including asbestos, polychlorinated biphenyls, petroleum products or by-products and urea-formaldehyde insulation.

             (w) "GAAP" means the generally accepted accounting principles from time to time in effect in the United States.

             (x) "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

             (y) "INCLUDE," "INCLUDES" or "INCLUDING" shall be deemed to be followed by the words "WITHOUT LIMITATION."

             (z) "INDEBTEDNESS" means the aggregate (without duplication) of (i) indebtedness for borrowed money; (ii) obligations evidenced by bonds, debentures, notes or similar instruments; (iii) capitalized lease obligations, determined in accordance with GAAP consistently applied; and (iv) any guarantees of Indebtedness of third parties;

             (aa) "IRS" means the United States Internal Revenue Service.

             (bb) "KELSO" means, collectively, Kelso Investment Associates VI, L.P. and KEP VI, LLC.

             (cc) "KNOWLEDGE" means the actual knowledge of Robert B. Kay, President and Chief Executive Officer of the Company, Keith A. McGowen, Chief Financial Officer of the Company and Alan L. Rivera, a Vice President of the Company and each of the following division heads: (i) Daryl Lilly, President of Gits Manufacturing Company, LLC, (ii) Richard Louis, President of Turner Electric, LLC, (iii) Nicola T. Arena, General Manager of Acme Electric Corporation, (iv) George M. Scherer, President of B.W. Elliot Manufacturing Co., LLC (v) J. Marty O'Donohue, President and Chief Executive Officer of Marine Industries Company, LLC, and (vi) Albert W. Weggeman, Ruzgar Barisik, John Gleason and all directors of the Company.

             (dd) "LOCK MATTER" means obligations of the Company under Section 8(b) of the Asset Purchase Agreement, dated October 7, 2004, among the Company, Key Components, LLC, Hudson Lock LLC and the HL Acquisition LLC.

             (ee) "MANAGEMENT AGREEMENT" means Management Agreement dated May 28, 1998 between Key Components, LLC and Millbrook Capital Management, Inc.

             (ff) "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any change or effect that is materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole.

             (gg) "ORGANIZATIONAL DOCUMENTS" means in the case of a corporation, the certificate of incorporation and the bylaws of such corporation, each amended to date, and in the case of a limited liability company, the certificate of formation and operating agreement of such limited liability company, each as amended to date, and with respect to any other form of entity, the equivalent forms of the organizational documents of such entity, each amended to date.

             (hh) "PERMITTED ENCUMBRANCES" means (i) any liens or encumbrances for taxes not yet due and payable or which are being contested in good faith;
(ii) any inchoate mechanic's or materialmen's liens and encumbrances for construction in progress; (iii) any workmen's, repairmen's, warehousemen's or carriers' liens and encumbrances arising in the ordinary course of business; and
(v) with respect to real property, any liens, encumbrances or defects which are matters of record, including but not limited to, easements, quasi-easements, rights of way, land use ordinances and zoning plans.

             (ii) "PERSON" means any natural person, corporation, limited liability company, partnership, unincorporated organization or other entity.

             (jj) "RELEASE" means any spilling, leaking, emitting, emptying, discharging, injecting, escaping, dumping, or disposing.

             (kk) "SEC" means the Securities and Exchange Commission.

             (ll) "SECURITIES ACT" means the Securities Act of 1933, as amended.

             (mm) "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement, dated as of May 23, 2000, as amended, among Key Components, Inc., Kelso Investment Associates VI, L.P., KEP VI, LLC and certain shareholders of Key Components, Inc.

             (nn) "SHAREHOLDERS LEGAL OPINION" means the legal of opinions of Sonnenschein Nath & Rosenthal LLP and of counsel to KEP VI, LLC, and Kelso Investment Associates VI, L.P., substantially in the form of Exhibits E and F.

             (oo) "SHAREHOLDERS' REPRESENTATIVE" means Alan L. Rivera.

             (pp) "STOCK OPTIONS" means, collectively, the following: (i) any and all outstanding Options (as defined in the 2000 Incentive Plan) issued under the 2000 Incentive Plan whether or not vested or exercisable on the Closing Date, and (ii) any and all outstanding Options (as defined in the 1998 Incentive
Plan) issued under the 1998 Incentive Plan whether or not vested or exercisable on the Closing Date.

             (qq) "SUBSIDIARY" "Subsidiary" means any corporation, company or other legal entity (i) at least fifty percent (50%) of whose shares or other securities entitled to vote for the election or removal of directors (or other managing authority), or the majority of whose voting rights is controlled, directly or indirectly, by the Company (or a Subsidiary thereof); or (ii) which does not have outstanding shares or securities but fifty percent (50%) or more of whose ownership interests representing the right to manage such corporation or other legal entity is owned and controlled, directly or indirectly, by the Company (or a Subsidiary thereof), all of which are listed in the Company Disclosure Schedule.

             (rr) "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the IRS or any taxing authority (domestic or foreign), including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and

             (ss) "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) with respect to Taxes.

             (tt) "WORKING CAPITAL" means an amount equal to any excess of the amount of the current assets (excluding cash) of the Company over the amount of the current liabilities (excluding Indebtedness and accrued interest) of the Company, on a consolidated basis, and as determined in accordance with GAAP applied consistently for all periods and in accordance with the past accounting practices of the Company and its Subsidiaries; provided, that the calculation of Working Capital shall exclude any assets or liabilities attributable to the Company's Hudson Lock business which were transferred on October 22, 2004.

             (uu) "WORKING CAPITAL DEFICIT" means the amount by which the Working Capital as of the Closing Date is less than (x) the Baseline Working Capital minus (y) $2,500,000.

         The following additional terms are defined in the section or part of this Agreement indicated below:

        Term                                             Definition
        ----                                             ----------
        $1 Million Indemnity Deductible                  Section 6.8(a)
        Agreement                                        Introductory paragraph
        Acquisition and Divestiture Agreements           Section 2.18(iv)
        Cap Exceptions                                   Section 6.8(c)
        Change of Control Debt                           Section 1.3
        Change of Control Debt Payments                  Section 1.4(a)
        Claims                                           Section 4.6(a)
        Closing                                          Section 5.3
        Closing Cash                                     Section 1.4(h)
        Closing Date                                     Section 5.3
        Closing Date Balance Sheet                       Section 1.5(b)
        Closing Payment                                  Section 1.4(h)
        Closing Payment Percentages                      Section 1.4(h)
        COBRA                                            Section 2.11(f)
        Commissions                                      Section 2.14
        Common Stock                                     Section 2.2(a)
        Company                                          Introductory paragraph
        Company Benefit Plan                             Section 2.11(a)
        Company Disclosure Schedule                      Article II
        Company SEC Documents                            Section 2.6
        Confidentiality Agreement                        Section 4.2(b)
        Contracts                                        Section 2.18
        Costs                                            Section 4.6(a)
        Debt Payments                                    Section 1.4
        Employees                                        Section 2.11(a)
        Environmental Action                             Section 4.12(a)

        Term                                             Definition
        ----                                             ----------
        Environmental Action Notice                      Section 4.12(a)
        Escrow Account                                   Section 1.4(d)
        Escrow Agreement                                 Section 1.4(d)
        Escrow Payment                                   Section 1.4(d)
        Executive Employees                              Section 1.3
        Exercise Price                                   Section 2.2(a)
        HSR Act                                          Section 2.4
        Indebtedness Payments                            Section 1.4(b)
        Indemnified Party                                Section 6.1(a)
        Indemnifying Party                               Section 6.1(a)
        Intellectual Property                            Section 2.13(a)
        Interim Financial Statements                     Section 2.6(c)
        Leased Real Property                             Section 2.15(a)
        Liability Cap                                    Section 6.8(c)
        Licenses and Permits                             Section 2.19
        Losses                                           Section 6.3(a)
        KCI Contracts                                    Section 2.18(xiv)
        Option Debt                                      Section 1.2
        Option Holders                                   Section 1.2
        Outstanding Note Balance                         Section 1.4(c)
        Owned Real Property                              Section 2.15
        Preferred Stock                                  Section 2.2(a)
        Purchase Price                                   Section 1.1
        Purchaser                                        Introductory paragraph
        Purchaser Disclosure Schedule                    Section 3.3
        Registered Intellectual Property                 Section 2.13(c)
        Real Property Leases                             Section 2.15
        Shareholder(s)                                   Introductory paragraph
        Share Price                                      Section 1.2
        Shares                                           Recitals
        Technical Information                            Section 2.13(d)
        Third Party Claim                                Section 6.6(b)
        Unpaid Transaction Fees                          Section 1.4(g)
        Working Capital Statement                        Section 1.5(b)

                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1 Notices. All notices, demands and requests required by this Agreement shall be in writing and shall be deemed to have been given for all purposes (a) upon personal delivery, (b) one (1) day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, (c) three (3) days after posting when sent by registered or certified mail (postage prepaid, return receipt requested), addressed as set forth below or (d) when sent, if sent by facsimile provided the receipt of successful transmission is received by sender:

                  (i)      if to Purchaser, to:

                           Actuant Corporation
                           6100 North Baker Road
                           Milwaukee, WI 53209
                           Attention: Robert C. Arzbaecher
                           Facsimile No.:414-247-5322

                           With a copy to:

                           McDermott, Will & Emery
                           227 W. Monroe Street
                           Chicago, Il 60606
                           Attention: Helen R. Friedli, P.C.
                           Facsimile No.: 312-984-7700

                  (ii)     if to the Company, to:

                           Key Components, Inc.
                           200 White Plains Road
                           Tarrytown, New York 10591
                           Attention: Robert B. Kay
                           Facsimile: 914-332-1441

                           With a copy to:

                           Kelso Investment Associates, VI, L.P.
                           KEP VI, LLC
                           c/o Kelso & Company, 24th Floor
                           320 Park Avenue
                           New York, NY 10022
                           Attn:  James J. Connors, II, Esq.
                           Facsimile:  212-586-0340

                           and to:

                           Sonnenschein Nath & Rosenthal LLP
                           1221 Avenue of the Americas
                           25th Floor
                           New York, New York 10020
                           Attention: Michael J. Emont, Esq.
                           Facsimile: 212-768-6800

                 (iii) if to a Shareholder, to the addresses set forth under such Shareholder's signature to this Agreement.

or to such other Person or address or facsimile number as any party shall specify by like written notice to the other parties hereto (any such notice of a change of address to be effective only upon actual receipt thereof).

         10.2 Entire Agreement. This Agreement (including the schedules, exhibits and other documents referred to herein), together with the Confidentiality Agreement, constitutes the entire agreement between and among the parties hereto and supersedes all prior agreements and understandings, oral and written, between or among any of the parties with respect to the subject matter hereof.

         10.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, by any party (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 4.6.

         10.4 Amendments and Modifications. This Agreement may not be amended or modified except by a written instrument signed by the Purchaser, the Company and the Controlling Shareholders; provided, however, that no amendment or modification which disproportionately affects a Shareholder shall be effective against such Shareholder without his, her or its written consent.

         10.5 Waivers. At any time prior to the Closing Date, the Purchaser, on the one hand, or the Company and the Controlling Shareholders, on the other hand, may, (a) extend the time specified herein for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or (c) waive compliance by the other with any of the agreements or covenants of such other party contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed by the parties identified above. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

         10.6 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         10.7 Captions. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.8 Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

         10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any applicable principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                     PURCHASER:

                     ACTUANT CORPORATION


                     By:  /s/
                         -------------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                                ------------------------------------------------




                     THE COMPANY:

                     KEY COMPONENTS, INC.


                     By: /s/
                         -------------------------------------------------------
                         Name:
                         Title:


                     THE SHAREHOLDERS' REPRESENTATIVE:



                    /s/ Alan L. Rivera
                    ------------------------------------------------------------
                    Alan L. Rivera

                    /s/ David Allen
                    ------------------------------------------------------------
                    David Allen

                    /s/ August M. Boucher
                    ------------------------------------------------------------
                    August M. Boucher

                    /s/ David H. Bova
                    ------------------------------------------------------------
                    David H. Bova

                    /s/ Dan Chapman
                    ------------------------------------------------------------
                    Dan Chapman


                    COINVESTMENT I, LLC


                    By:  /s/
                         -------------------------------------------------------
                    Name:
                          ------------------------------------------------------
                    Title:
                           -----------------------------------------------------

                    /s/ Peter Deutsch
                    ------------------------------------------------------------
                    Peter Deutsch

                    /s/ Bill Drake
                    ------------------------------------------------------------
                    Bill Drake


                    CHARLES H. DYSON 1976 TRUST


                    By:  /s/ John S. Dyson
                         -------------------------------------------------------
                           John S. Dyson, Trustee

                    and

                    By: /s/ Clay B. Lifflander
                        --------------------------------------------------------
                           Clay B. Lifflander, Trustee

                    CHARLES H. DYSON 1968 TRUST

                    By:  /s/ John S. Dyson
                         -------------------------------------------------------
                           John S. Dyson, Trustee

                    and

                    By: /s/ Clay B. Lifflander
                        --------------------------------------------------------
                           Clay B. Lifflander, Trustee

                    /s/ John S. Dyson
                    ------------------------------------------------------------
                    John S. Dyson


                    MARGARET DYSON 1968 TRUST

                    By:  /s/ John S. Dyson
                         -------------------------------------------------------
                           John S. Dyson, Trustee

                    and

                    By: /s/ Clay B. Lifflander
                        --------------------------------------------------------
                           Clay B. Lifflander, Trustee

                    /s/ Bruce Duncan
                    ------------------------------------------------------------
                    Bruce Duncan

                    /s/ John Ekegren
                    ------------------------------------------------------------
                    John Ekegren

                    /s/ U. Bertram Ellis, Jr.
                    ------------------------------------------------------------
                    U. Bertram Ellis, Jr.

                    /s/ Phil Fram
                    ------------------------------------------------------------
                    Phil Fram

                    /s/ Albert J. Hoppenjans
                    ------------------------------------------------------------
                    Albert J. Hoppenjans

                    KELSO INVESTMENT ASSOCIATES VI, L.P.

                    By:    Kelso GP VI, LLC,
                           its general partner

                    By:  /s/
                         -------------------------------------------------------
                    Name:
                          ------------------------------------------------------
                    Title: Manager


                    LOUIS AND PATRICIA KELSO TRUST


                    By:  /s/
                         -------------------------------------------------------
                         ______________________________, Trustee


                    KEP VI, LLC

                    By:  /s/
                         -------------------------------------------------------
                    Name:
                          ------------------------------------------------------
                    Title: Managing Member

                    /s/ Clay B. Lifflander
                    ------------------------------------------------------------
                    Clay B. Lifflander

                    /s/ Clay B. Lifflander
                    ------------------------------------------------------------
                    Clay B. Lifflander, as custodian for Hudson Bennett
                    Lifflander

                    /s/ Clay B. Lifflander
                    ------------------------------------------------------------
                    Clay B. Lifflander, as custodian for Olivia Lee Lifflander

                    /s/ Jonathan Louie
                    ------------------------------------------------------------
                    Jonathan Louie

                    MAGNETITE ASSET INVESTORS, L.L.C.


                    By:  /s/
                         -------------------------------------------------------
                    Name:
                          ------------------------------------------------------
                    Title:
                           -----------------------------------------------------

                    /s/ William A. Marquard
                    ------------------------------------------------------------
                    William A. Marquard

                    /s/ John F. McGillicuddy
                    ------------------------------------------------------------
                    John F. McGillicuddy


                    The Marty & Debra O'Donohue 2002 Trust,
                    Created U/D/T Dated May 21, 2002


                    By: /s/ J. Marty O'Donohue
                        --------------------------------------------------------
                        J. Marty O'Donohue, Trustee

                    /s/ Michel Rapoport
                    ------------------------------------------------------------
                    Michel Rapoport

                    /s/ Alan L. Rivera
                    ------------------------------------------------------------
                    Alan L. Rivera

                    /s/ David M. Roderick
                    ------------------------------------------------------------
                    David M. Roderick


                    JOHN RUTLEDGE IRA


                    By: /s/
                        --------------------------------------------------------
                    Name:
                          ------------------------------------------------------
                    Title:
                           -----------------------------------------------------

                    /s/ George Scherer
                    ------------------------------------------------------------
                    George Scherer

                    /s/ George L. Shinn
                    ------------------------------------------------------------
                    George L. Shinn

                    /s/ John Tinghtella
                    ------------------------------------------------------------
                    John Tinghtella

                    /s/ Mark Vertanen
                    ------------------------------------------------------------
                    Mark Vertanen